                                                                Exhibit 10.4

                                    CONTENTS

1.   REFERENCE DATA                                                           1
     1.1      Exhibits                                                        1
     1.2      Definition References                                           1

2.   DESCRIPTION OF PREMISES                                                  1
     2.1      Demised Premises                                                1
     2.2      Park                                                            1
     2.3      Appurtenant Rights                                              1
     2.4      Exclusions and Reservations                                     1

3.   TERM OF LEASE                                                            2
     3.1      Definitions                                                     2
     3.2      Habendum                                                        2
     3.3      Declaration Fixing Term Commencement Date                       2

4.   READINESS FOR OCCUPANCY - ENTRY BY TENANT
     PRIOR TO TERM COMMENCEMENT DATE                                          3
     4.1      Completion Date - Delays                                        3
     4.2      When Landlord's Work Deemed Substantially Complete              3
     4.3      Plans and Specifications                                        4
     4.4      Preparation of Premises                                         5
     4.5      Cost of Materials                                               5
     4.6      Tenant's Delay - Additional Costs                               5
     4.7      Entry by Tenant Prior to Term Commencement Date                 6
     4.8      Conclusiveness of Landlord's Performance                        6
     4.9      Tenant Payments of Construction Cost                            6

5.   USE OF PREMISES                                                          7
     5.1      Permitted Use                                                   7
     5.2      Prohibited Uses                                                 7
     5.3      Licenses and Permits                                            7
     5.4      Vacancy by Tenant                                               7

6.   RENT                                                                     8
     6.1      In General                                                      8
     6.2      Commencement of Rent                                            8
     6.3      Rentable Area                                                   8

7.   HAZARDOUS MATERIALS                                                      9

8.   SERVICES FURNISHED BY LANDLORD                                           11
     8.1      Electric Current                                                11
     8.2      Water                                                           13
     8.3      Heat and Cleaning                                               13

     8.4      Air Conditioning                                                14
     8.5      Additional Heat, Cleaning and \Air Conditioning Services        14
     8.6      Additional Air Conditioning Equipment                           14
     8.7      Repairs                                                         15
     8.8      Interruption or Curtailment of Services                         15
     8.9      Energy Conservation                                             16
     8.10     Miscellaneous                                                   16
     8.11     Park Security                                                   16

9.   ESCALATION                                                               17
     9.1      Definitions                                                     17
     9.2      Tax Excess                                                      21
     9.3      Operating Expense Excess                                        22
     9.4      Part Years                                                      22
     9.5      Effect of Taking                                                23
     9.6      Adjustment of Operating Costs and Taxes based upon Occupancy    23
     9.7      Survival of Obligations                                         23

10.  CHANGES OR ALTERATIONS BY LANDLORD                                       24

11.  FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT                 25

12.  ALTERATIONS AND IMPROVEMENTS BY TENANT                                   25

13.  TENANT'S CONTRACTORS - MECHANIC'S AND OTHER LIENS -
     STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE WITH
     LAWS                                                                     26

14.  REPAIRS BY TENANT - FLOOR LOAD                                           27
     14.1     Repairs by Tenant                                               27
     14.2     Floor Load - Heavy Machinery                                    28

15.  INSURANCE, INDEMNIFICATION, EXONERATION AND
     EXCULPATION                                                              28
     15.1     General Liability Insurance                                     28
     15.2     Certificates of Insurance                                       28
     15.3     General                                                         29
     15.4     Property of Tenant                                              29
     15.5     Bursting of Pipes, etc.                                         30
     15.6     Repairs and Alterations - No Diminution                         30
              of Rental Value
     15.7     Landlord Indemnity of Tenant                                    32

16.  ASSIGNMENT, MORTGAGING AND SUBLETTING                                    32
     16.1     General Prohibition Against Transfers                           32

     16.2     Landlord's Rights upon Tenant's Request for
              Sublet Consent                                                  33
     16.3     Transfer Consideration                                          33
     16.4     Transfer of Beneficial Interests in Tenant                      33
     16.5     Effect of Landlord's Consent to Transfer                        34
     16.6     Subleasing Prior to First Anniversary of Term
              Commencement Date                                               35

17.  MISCELLANEOUS COVENANTS                                                  34
     17.1     Rules and Regulations                                           34
     17.2     Access to Premises - Shoring                                    34
     17.3     Accidents to Sanitary and Other Systems                         35
     17.4     Signs, Blinds and Drapes                                        36
     17.5     Estoppel Certificate                                            36
     17.6     Prohibited Materials and Property                               36
     17.7     Requirements of Law - Fines and Penalties                       36
     17.8     Tenant's Acts - Effect on Insurance                             37
     17.9     Miscellaneous                                                   38

18.  DAMAGE BY FIRE, ETC.                                                     38
     18.1     Casualty Insurances                                             38
     18.2     Repair of Damage Caused by Casualty                             38
     18.3     Landlord's Termination Rights                                   39
     18.4     Tenant's Termination Rights                                     39
     18.5     General Provisions Relating to Any Casualty Termination         40

19.  WAIVER OF SUBROGATION                                                    40

20.  CONDEMNATION - EMINENT DOMAIN                                            41
     20.1     Landlord's Termination Rights                                   41
     20.2     Tenant's Termination Rights                                     41
     20.3     General Taking Provisions                                       41
     20.4     Taking Process                                                  42
     20.5     Temporary Takings                                               42

21.  DEFAULT                                                                  42
     21.1     Conditions of Limitation - Re-entry - Termination               42
     21.2     Damages - Assignment for Benefit of Creditors                   43
     21.3     Damages - Termination                                           44
     21.4     Fees and Expenses                                               45
     21.5     Waiver of Redemption                                            46
     21.6     Landlord's Remedies Not Exclusive                               46
     21.7     Grace Period                                                    46

22.  END OF TERM - ABANDONED PROPERTY                                         46

23.  SUBORDINATION                                                            48

24.  QUIET ENJOYMENT                                                          50

25.  ENTIRE AGREEMENT  - WAIVER - SURRENDER                                   50
     25.1     Entire Agreement                                                50
     25.2     Waiver by Landlord                                              50
     25.3     Surrender                                                       51

26.  INABILITY TO PERFORM - EXCULPATORY CLAUSE                                51

27.  BILLS AND NOTICES                                                        52

28.  PARTIES BOUND - SEIZING OF TITLE                                         53

29.  MISCELLANEOUS                                                            53
     29.1     Separability                                                    53
     29.2     Captions, etc.                                                  53
     29.3     Broker                                                          54
     29.4     Governing Law                                                   54
     29.5     Assignment of Rents                                             54
     29.6     Representation of Authority                                     55
     29.7     Expenses Incurred by Landlord Upon Tenant Requests              55
     29.8     Survival                                                        55

                                EXHIBITS

     Exhibit 1         Lease Data Exhibit
     Exhibit 2         Lease Plan
     Exhibit 3         Plan and Legal Description of Park
     Exhibit 4         Environmental Disclosure
     Exhibit 5         Building Services
     Exhibit 6         Form of Letter of Credit
     Rider

         THIS INDENTURE OF LEASE made and entered into as of this ___ day of _______ 2000, by and between VIALOG CORPORATION, a Massachusetts corporation ("Tenant") and EOP-CROSBY CORPORATE CENTER, L.L.C., a Delaware limited liability company ("Landlord").

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises hereinafter mentioned and described (hereinafter referred to as "Premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.       REFERENCE DATA

         1.1 Exhibits. Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.       DESCRIPTION OF DEMISED PREMISES

         2.1 Demised Premises. The Premises are in the Building as described in
Exhibit 1, substantially as shown hatched or outlined on the Lease Plan, Exhibit 2 attached hereto and incorporated by reference as a part hereof.

         2.2 Park. The Building is located in the Park described in Exhibit 1, which Park may be changed, increased or decreased by addition or subdivision of parcels and/or by construction and/or demolition of buildings and/or other improvements by Landlord from time to time, in accordance with the terms of this Lease. If, during the term of the Lease, additional buildings are added to the Park, then Tenant's Tax Percentage set forth in Exhibit 1 shall be revised to include the Total Rentable Area of such building(s) at the earlier of (x) the time that Landlord has received a certificate of occupancy for such building(s) or (y) the date that real estate taxes are adjusted to reflect such additional building(s).

         2.3 Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, rights to use in common, with others entitled thereto, subject to reasonable rules governing use of the Park from time to time made by Landlord of which Tenant is given prior written notice and with due regard for the rights of others to use the same (a) the common roadways, sidewalks and walkways necessary for the purposes of access to the Building from public road and walkways of the Park and the loading docks for the Building, (b) such portions of the parking areas of the Park, as may be designated by Landlord for common parking, for the purpose of parking of motor vehicles by Tenant and Tenant's employees and invitees, such parking to be provided to Tenant at a ratio of not in excess of
3.5 parking spaces per 1,000 square feet of the Total Rentable Area of the Premises, the current location of which parking areas are shown on Exhibit 3 and
(c) any common area amenities of the Park (e.g., benches and lawns) for the purposes for which the same are intended; and no other appurtenant rights or easements. Subject to

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Landlord's reasonable security requirements, Tenant shall have access to the
Premises 24 hours per day, 7 days per week.

         2.4 Exclusions and Reservations. Subject to the provisions of the Lease (including, without limitation, Article 10), there is hereby expressly reserved to Landlord (a) the right of access in and to the Premises for the purposes of operation, maintenance, decoration and repair of the Premises, and (b) any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires, and appurtenant fixtures, fan rooms, ducts, electric and other utilities, sinks or other Building facilities, in any case serving any other area(s) in the Park and the use thereof. Notwithstanding anything to the contrary in the Lease contained, Landlord and its agents, employees and contractors shall not, except in an emergency and except for normal cleaning and maintenance operations, exercise any right which it has to enter the Premises without giving Tenant reasonable advance notice, and, in exercising any such right of access, Landlord shall use reasonable efforts to minimize any interference with Tenant's use and enjoyment of the Premises by Landlord.

3.       TERM OF LEASE

         3.1 Definitions. As used in this Lease the words and terms which follow mean and include the following:

         (a) "Specified Commencement Date" - The date (as stated on Exhibit 1) on which it is estimated that the Premises will be ready for Tenant's occupancy for its use as stated in Exhibit 1.

         (b) "Term Commencement Date" - The "Term Commencement Date" is the date on which the Premises are ready for Tenant's occupancy (as defined in Article 4.2) for use as set forth in Exhibit 1. If the Premises are not ready for such occupancy but if, pursuant to permission therefor duly given by Landlord, Tenant takes possession of the whole or any part of the Premises for business purposes as set forth in Exhibit 1, "Term Commencement Date" shall be the date on which Tenant takes such possession.

         3.2 Habendum. TO HAVE AND TO HOLD the Premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1, subject to Paragraph 1 of the Rider to the Lease, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the term hereof is herein referred to as the "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall be deemed to be the last day of the calendar month in which said Termination Date occurs.

         3.3 Declaration Fixing Term Commencement Date. As soon as reasonably practicable after the Execution Date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease terminates in accordance with its terms before the Termination Date stated in
Exhibit 1, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease.

4.       CONDITION OF PREMISES

         4.1 Completion Date - Delays.

         Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction of Tenant, Landlord shall use reasonable speed and diligence to have the Premises ready for Tenant's occupancy on the Specified Commencement Date. The failure to have the Premises ready for Tenant's occupancy on the Specified Commencement Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease. If the Premises are not ready for Tenant's occupancy within the meaning of Article 4.2 hereof on the Specified Commencement Date, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof. Notwithstanding the foregoing, if the Term Commencement Date shall not have occurred on or before the Outside Date, as hereinafter defined, then Tenant shall have the right, exercisable by a written thirty (30) day termination notice given on or after the Outside Date, to terminate the Lease. If the Term Commencement Date occurs on or before the thirtieth (30th) day after Landlord receives such termination notice, Tenant's termination notice shall be deemed to be void and of no force or effect. If the Term Commencement Date does not occur on or before such thirtieth (30th) day, this Lease shall terminate and shall be of no further force or effect. For the purposes hereof, the "Outside Date" shall be defined as the date ninety (90) days after the Specified Commencement Date, provided however, that the Outside Date shall be extended by the length of any delays in Landlord's Work arising from causes beyond Landlord's reasonable control (see
Article 26)

         4.2 When Premises Deemed Ready.

         The Premises shall be conclusively deemed ready for Tenant's occupancy as soon as (i) Landlord's Work, as defined in Article 4.2A, has been substantially completed by Landlord insofar as is practicable in view of delays or defaults, if any, of Tenant or its contractors, as hereinafter specified,
(ii) the elevator, plumbing, air conditioning and electric facilities are initially substantially available to Tenant, in accordance with the obligations assumed by Landlord hereunder, (iii) the earlier of (x) the date that Landlord receives a temporary or permanent certificate of occupancy allowing Tenant to occupy the Premises or (y) the date that Landlord would have received such certificate absent any Tenant Delays, as hereinafter defined, and (iv) access through the common areas of the Building to the Premises is provided. Such facilities shall not be deemed to be unavailable if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done. The Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy is due to any of the following (referred to collectively as "Tenant Delays"): (i) due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof, (ii) caused in whole or in part by Tenant through the delay of Tenant in submitting Tenant's final approved plans on or before the Final Plans Date in accordance with Article 4.3(c), (iii) caused in whole or in part by Tenant through the delay of Tenant in supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or (iv) caused in whole or in part by delay and/or default on the part of Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment. Notwithstanding the foregoing, if Landlord fails to notify Tenant of any Tenant Delay addressed in clauses (i), (iii) or (iv) in the immediately preceding sentence within two (2) days after the date Landlord knew of such Tenant Delay, Tenant shall not be responsible for any such Tenant Delay with respect to the period of time commencing three (3) days after the date when Landlord knew that such Tenant Delay existed and ending on the date that Landlord notified Tenant of such Tenant Delay. If the Premises are deemed ready for Tenant's occupancy, pursuant to the foregoing, (and the term shall have commenced by reason thereof), but the Premises are not in fact actually ready for Tenant's occupancy, Tenant shall not (except with Landlord's consent) be entitled to take possession of the Premises for use as set forth in Exhibit 1 until the Premises are in fact actually ready for such occupancy. Landlord's architect's certificate of substantial completion, as hereinabove stated, given in good faith, or of any other facts pertinent to this Article 4.2 shall be deemed conclusive of the statements therein contained and binding upon Tenant, unless Tenant gives written notice to Landlord objecting to such certificate within fourteen (14) days after Landlord delivers such certificate of substantial completion, setting forth with specificity Tenant's objections to such certificate. Any of Landlord's Work in the Premises not fully completed on the Term Commencement Date shall thereafter be so completed with reasonable diligence by Landlord.

         4.2A Definition of Landlord's Work

         (i) Landlord shall perform the work ("Landlord's Work") shown on the Tenant's Plans, as defined in Article 4.3, in order to prepare the Premises for Tenant's occupancy, using Building standard materials.

         (ii) Payment for the Cost of Landlord's Work. The cost of Landlord's Work shall be paid as follows. Landlord shall contribute an amount ("Landlord's Contribution") of up to Twenty-Two and 00/100 ($22.00) Dollars per square foot of Total Rentable Area of the Premises towards the cost of Landlord's Work, plus an amount (Landlord's HVAC Contribution") of up to Three and 50/100 ($3.50) Dollars per square foot of Total Rentable Area of the Premises towards the cost of installing a heating, air conditioning and ventilation system to serve the Premises. Tenant shall have the right to apply any unused portion of Landlord's Contribution and Landlord's HVAC Contribution towards architectural and engineering fees incurred by Tenant in connection with Landlord's Work, towards wiring and cabling costs incurred by Tenant in the Premises towards moving costs incurred by Tenant in moving to the Premises and towards the cost of Tenant's signs as described in Article 17.4, all upon Landlord's receipt of paid invoices evidencing such costs. Except as set forth in the immediately preceding sentence, Tenant shall have no right to use any unused portion of Landlord's Contribution or Landlord's HVAC Contribution. Tenant shall be fully responsible for the entire cost of Landlord's Work in excess of Landlord's Contribution and Landlord's HVAC Contribution, other than the cost of change orders not requested by Tenant. Tenant shall pay such cost within fifteen
(15) business days of billing therefor. Without limiting any other remedy Landlord may have, Tenant's failure to pay any such amounts shall be considered to be a Tenant Delay. In the event Landlord's estimate and/or the actual cost of Landlord's Work shall exceed the sum of Landlord's Contribution and Landlord's HVAC Contribution, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees and permit fees. Within three (3) business days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

         4.3 Plans and Specifications

         (a) Tenant's Plans. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Tenant Plans") necessary to construct the Premises for Tenant's occupancy, which plans shall be subject to Landlord's approval and shall comply with Landlord's requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building.

         (b) Landlord's Approval of Tenant's Plans. Landlord agrees that it will not unreasonably withhold its consent to Tenant's Plans. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever, except for compliance with Section 4.3(a). Without limiting the foregoing: (i) Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), (ii) Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design, and (iii) Landlord shall have no responsibility for the adequacy of the design of the HVAC System serving the Premises for Tenant's use (Tenant acknowledging that Tenant is relying upon its own architects and engineers in determining whether to modify the HVAC equipment which serves the Premises as of the Term Commencement
Date).

         (c) Cost of Tenant's Plans. If requested by Tenant, Landlord's architect will prepare the plans necessary for Landlord's Work at Tenant's cost (including charges for not only building standard work, but also for special services of the Landlord's architect and engineer not included in the design of space for occupancy using building standard partitioning, floors, ceiling and mechanical and electrical service). Such special services shall include, but not be limited to, design of built-in equipment, interior design embracing materials and finishes other than building standard, design of private lavatories and other special purpose rooms and interior decorating. Whether or not the layout and plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of all of Tenant's plans and for all elements of the design of such plans and for all costs related thereto, subject to Landlord's Plans Contribution and Landlord's Contribution. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the final approved plans can be delivered to Landlord on or before the Final Plans Date as stated in Exhibit 1, provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them; and Tenant covenants and agrees to cause said final, approved plans and specifications to be delivered to Landlord on or before said Final Plans Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit all plans within the required time limit. Time is of the essence in respect of preparation and submission of plans by Tenant. (The word "architect" as used in this Article 4 shall include an interior designer or space planner.) Notwithstanding the foregoing, Landlord shall contribute, in addition to Landlord's Contribution and Landlord's HVAC Contribution, an amount ("Landlord's Plans Contribution") up to Two and 00/100 ($2.00) per square foot of Total Rentable Area of the Premises toward the cost of Tenant's Plans. Tenant shall have no right to use any unused portion of Landlord's Plans Contribution. Landlord shall pay Landlord's Plans Contribution to Tenant within thirty (30) days after Tenant submits to Landlord monthly invoices therefor, provided that such invoices include evidence of the costs so incurred by Tenant.

         4.4 Preparation of Premises.

         (a) By Landlord. Except as is otherwise herein provided or as may be otherwise approved by the Landlord, all work necessary to prepare the Premises for Tenant's occupancy, including work to be performed at Tenant's expense, shall be performed by contractors employed by Landlord. Landlord agrees to bid Landlord's Work to 3 general contractors and to share such bids with Tenant. Landlord shall select the lowest bid received unless Landlord has a reasonable reason for not selecting the lowest bidder, in which event Landlord shall advise Tenant thereof. Landlord agrees to keep Tenant advised as to the status of Landlord's Work by providing to Tenant copies of invoices, consulting with Tenant on the management of Landlord's Work and permitting Tenant to attend and participate in construction meetings for Landlord's Work.

         (b) By Tenant. Tenant shall engage its own contractor to install cable for its telecommunications and computer systems in the Premises. Subject always to the provisions of Articles 4.2 and 4.3, if Tenant engages any contractors to perform work in preparing the Premises for Tenant's occupancy, Landlord will give Tenant reasonable advance notice of the date on which the Premises will be ready for such other contractors and a reasonable time (which shall be not less than thirty (30) days) will be allowed from such date for doing the work to be performed by such other contractors.

         (c) Cooperation of Tenant's Contractor. If any work, including but not by way of limitation, installation of built-in equipment by the manufacturer or distributor thereof, shall be performed by contractors not employed by Landlord, Tenant shall take necessary reasonable measures to the end that such contractor shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work.

         4.5 Cost of Materials. Except for Landlord's Contribution, Landlord's HVAC Contribution and Landlord's Plans Contribution, Tenant shall bear all other costs of preparing the Premises for its occupancy (including, without limitation, the cost of any changes to the Plans).

         4.6 Tenant Delay - Additional Costs. In the event of any Tenant Delays, any additional cost to Landlord in connection with the completion of the Premises in accordance with the terms of this Lease shall be promptly paid by Tenant to Landlord if such additional cost is in whole or in part the result of such failure, omission or delay of Tenant. For the purposes of the next preceding sentence, the expression "additional cost to Landlord" shall mean the cost over and above such cost as would have been the aggregate cost to Landlord of completing the Premises in accordance with the terms of this Lease had there been no such failure, omission or delay. Nothing contained in this Article 4.6 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including but not limited to
Article 4.2.

         4.7 Entry by Tenant Prior to Term Commencement Date. With Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to enter the Premises at least thirty (30) days prior to the Term Commencement Date, during normal business hours and without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of this Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant. In addition, Tenant shall have the right, after Tenant executes and delivers this Lease to Landlord, without payment of rent, to enter the Premises for the purposes of preparing Tenant's plans in connection with Landlord's Work, provided that Tenant does not interfere with the performance of Landlord's Work in the Premises.

         4.8 Conclusiveness of Landlord's Performance. With respect to any patent defects in Landlord's Work, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than the end of the third calendar month next beginning after the Term Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation. With respect to latent defects in any portion of Landlord's Work, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless, not later than the date eleven (11) months after the date Landlord substantially completes Landlord's Work, Tenant shall give written notice to Landlord specifying the respects in which Landlord has not performed any such obligation. Landlord, at its option, may pursue such claims directly against the contractors or subcontractors or assign any such warranties to Tenant for enforcement.

         4.9 Tenant Payments of Construction Cost. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the Premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Articles 4.5 and 4.6 hereof) or in connection with any construction in the Premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Term Commencement Date.

5.       USE OF PREMISES

         5.1 Permitted Use. Tenant shall during the term hereof occupy and use the Premises only for the purposes as stated in Exhibit 1 and for no other purposes. Utility areas (whether or not a part of the Premises) shall be used only for their intended purpose. Subject to the other terms and provisions of this Lease, Tenant shall be permitted to install and operate any kitchen equipment shown on Tenant's Final Plans, and equivalent substitutions therefor, provided that, and so long as, the same are maintained in good operating condition. Such kitchen equipment may be used only for the purposes of serving Tenant's employees and business invitees.

         5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises, the Building, the Park or any part thereof: (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) materially impair the exterior appearance of the Building or the Park; or (b) materially impair, interfere with or otherwise diminish the quality of any of the Building services or the heating, cleaning, air conditioning or other servicing of the Building or Premises, or with the use or occupancy of any of the other areas of the Building or the Park, or occasion material interruption to the quiet enjoyment of, or injury or damage to any occupants of the Premises or other tenants or occupants of the Building or the Park; or (iv) which is materially inconsistent with the maintenance of the Building and/or the Park as facilities comparable to first-class office/research and development buildings in the Market Area, as defined in Article 8.3, in the quality of their maintenance, use, or occupancy.

         5.3 Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way adversely affect Landlord, the Premises, the Building, the Park or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit.

         5.4 Vacancy by Tenant. If Tenant shall cease using all or substantially all of the Premises for a period ("Vacancy Period") of one hundred twenty (120) consecutive days, then Landlord shall have the right, exercisable by written notice given to Tenant at any time after the Vacancy Period, but prior to the time that Tenant again recommences its use of the Premises to terminate this Lease. Such termination of the Lease shall be effective on the date thirty (30) days after Landlord's termination notice is given, unless Tenant recommences its use of the Premises before the end of such thirty (30) period, in which event this Lease shall continue in full force and effect. Vacancy by Tenant shall not be considered to be a default by Tenant and Landlord shall not be entitled to any damages from Tenant on account of any termination under this Article 5.4.

6.       RENT

         6.1 In General. During the term of this Lease the Yearly Rent, Tax Excess, Operating Expense Excess, if applicable (collectively, "Rent") at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. Tenant's obligation to pay the rent shall commence in accordance with Article 6.2 below. If, by reason of any provisions of this Lease, the Rent shall commence or terminate on any day other than the first day of a calendar month, the Rent for such calendar month shall be prorated. The Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the Rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever, except as otherwise expressly provided herein and only to that extent. Rent and any other sums due hereunder not paid within ten (10) days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of two percentage points over the so-called prime rate then currently from time to time published in the Wall Street Journal, (or if the
                                             ---- ------ -------
Wall Street Journal ceases to publish a prime rate, then the prime rate charged
---- ------ -------
to its most favored corporate customers by the largest national bank (N.A. located in the City of Boston) or at any applicable lesser maximum legally permissible rate for debts of this nature ("Lease Rate").

         6.2 Commencement of Rent. Tenant's obligation to pay Rent shall commence on the Term Commencement Date.

         6.3 Rentable Area. Landlord and Tenant acknowledge the Total Rentable Area of the Premises and of all other buildings in the Park were measured in accordance with the New York Measurement Standard and have been determined by agreement to be as set forth in Exhibit 1 attached hereto for the purposes of this Lease and that the figures set forth therein shall be conclusive and binding on Landlord and Tenant with regard to the Park as it exists as of the Execution Date, provided that if any building is physically expanded, the Total Rentable Area of such building and of the Park shall be appropriately increased using the same methodology as was used to arrive at the figures in Exhibit 1 before said expansion.

7.       HAZARDOUS MATERIALS

         Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Material" in or on the Premises.

         (a) Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, "Environmental Laws"), including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined in Article 7(c)), whether within or outside the Premises within the Park. Notwithstanding the foregoing, nothing contained in this Lease requires, or shall be construed to require, Tenant to incur any liability related to or arising from environmental conditions not introduced or caused by Tenant or those for whom Tenant is responsible or for which the Landlord is responsible pursuant to the terms of this Lease.

         (b) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or otherwise in the Park by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for Hazardous Materials which are typically used in the operation of offices provided that the same shall at all times be brought upon, kept or used in accordance with all applicable Environmental Laws. Notwithstanding the foregoing, with respect to any of Tenant's Hazardous Material which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the buildings or the Park until Tenant has demonstrated, to Landlord's reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

         (c) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) or (iv) defined as "hazardous substance" or

"oil" under Chapter 21E of the General Laws of Massachusetts, and "Environmental Laws" include, without limitation, the laws listed in the preceding clauses (i) through (iv).

         (d) Any increase in the premium for necessary insurance on the Premises or the Park which arises from Tenant's use and/or storage of these Hazardous Materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local government agency with jurisdiction.

         (e) Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (collectively "Losses") which Landlord may reasonably incur arising out of contamination of real estate, the Park or other property not a part of the Premises, which contamination arises as a result of:
(i) the presence of Hazardous Material in the Premises, the presence of which is caused or permitted by Tenant, or (ii) from a breach by Tenant of its obligations under the first two sentences of Article 7(b). This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises based upon the circumstances identified in the first sentence of this Article 7(e). The indemnification and hold harmless obligations of Tenant under this Article 7(e) shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the buildings or otherwise in the Park caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to a condition which complies with all Environmental Laws; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord's reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the Premises, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

         (f) Landlord represents to Tenant that, to the best of Landlord's knowledge, (Landlord representing to Tenant that Landlord has previously engaged consultants to determine the existence of Hazardous Materials in the Park) there are no Hazardous Materials (including asbestos) or underground storage tanks presently located in the Park, except as described on Exhibit 4. Landlord further represents to Tenant that, as of the Execution Date, there is no asbestos located in the Premises, except as described on Exhibit 4. Landlord shall take any action required by law (including, if necessary, implementation of air monitoring and/or abatement procedures) in connection with the Hazardous Materials and asbestos referenced on Exhibit 4.

         (g) Landlord agrees that neither Landlord, nor its agents, employees or contractors, shall cause or permit any Hazardous Materials (other than materials which are typically used in the operation of offices) to be brought upon, kept, or used in or about the Park. Landlord shall use reasonable efforts to prevent other tenants from bringing, keeping or using hazardous materials in or about the Park.

         (h) Landlord hereby covenants and agrees to indemnify, defend and hold Tenant harmless from any Losses which arise from: (1) any matters disclosed on
Exhibit 4; (2) any breach by Landlord of the representations set forth in
Article 7(f) above; and (3) any breach by Landlord of its agreements under
Article 7(g) above provided that Landlord shall have no liability to Tenant in the event of a breach by another tenant of the Park of its obligations with respect to Hazardous Materials other than to use reasonable efforts to cause such tenant, without cost to Tenant, to remove such Hazardous Materials from the Park, at the time, and in the manner required by law. The indemnification and hold harmless provisions of this Article 7(h) shall survive any termination of this Lease.

         (i) Landlord further agrees that if Tenant suffers a loss (including, without limitation, reasonable attorneys fees) as the result of Hazardous Materials which are introduced into the Park by another tenant of the Park, Landlord shall use reasonable efforts to enforce its rights against such tenant to enable Tenant to recover such loss from such tenant. The provisions of this
Article 7(i) shall survive any termination of this Lease.

8.       SERVICES FURNISHED BY LANDLORD

         8.1 Electric Current.

         (a) The parties acknowledge and agree that the consumption of electricity for outlet plug use and supplemental (i.e., installed as part of Landlord's Work, installed in the Premises subsequent to the Term Commencement Date by Tenant, or installed in accordance with Article 8.6) HVAC in the Premises will be measured by a separate sub-meter to be installed as part of the Landlord's Work, and maintained by Landlord, provided that electricity for the operation of the non-submetered (i.e., base building) HVAC system serving the Premises and parking lot lighting in the Park shall not be connected to such submeter. Landlord shall pay directly to the utility for electricity consumed by Tenant in the Premises and Tenant shall reimburse Landlord for the entire cost of the sub-metered electric current as follows:

              (1) Commencing as of the Term Commencement Date and continuing until the procedures set forth in Paragraph 2 of this Article 8.1(a) are effected, Tenant shall pay to Landlord at the same time and in the same manner that it pays its monthly payments of Yearly Rent hereunder, estimated monthly payments on account of Tenant's obligation to reimburse Landlord for electricity consumed in the Premises.

             (2) Monthly after the Term Commencement Date, Landlord shall determine the actual cost of electricity consumed by Tenant in the Premises (i.e., by reading Tenant's sub-meter and by applying the actual Electric Rate(s) applicable to the preceding period). If the total of Tenant's estimated monthly payments on account of such period is less than the actual cost of electricity consumed in the Premises during such period, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of Landlord's bill therefor. If the total of Tenant's estimated monthly payments on account of such period is greater than the actual cost of electricity consumed in the Premises during such period, Tenant may credit the difference against its next installment of rental or other charges due hereunder, except that if such difference is determined after the end of the term of the Lease, Landlord shall refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord.

             (3) After each adjustment, as set forth in Paragraph (2) above, the amount of estimated monthly payments on account of Tenant's obligation to reimburse Landlord for electricity in the Premises shall be adjusted based upon the actual cost of electricity consumed during the immediately preceding period.

         (b) If Tenant shall require electric current for use in the Premises in excess of the capacity of the Building electrical system (which capacity is 277/480 volt service), and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or which materially interfere with the quiet enjoyment of the other tenants or occupants of the Park. Tenant shall have the right to use electric current in the Premises 24 hours per day, 7 days per week, which electric current shall be paid for by Tenant in accordance with Article 8.1(a).

         (c) Landlord, at Tenant's expense and upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the Premises.

         (d) Subject to Tenant's rights under Paragraphs (b), (c) and (d) of
Article 8.8, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

         (e) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld.

         8.2 Water. Landlord, at its expense, subject to the inclusion of such expenses in Operating Costs, shall furnish hot and cold water for ordinary office purposes and for cleaning, toilet, lavatory, and drinking purposes. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown by said meter, together with the sewer charge based on said meter charges, within thirty (30) days after receipt of Landlord's bill therefor, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant.

         8.3 Heat and Cleaning.

         Landlord at its expense, subject to the inclusion of such expenses in Operating Costs, shall: (i) furnish heat (substantially equivalent to that being furnished in comparably aged similarly equipped first class suburban office/research and development buildings in the greater Burlington, Lexington and Bedford submarket ("Market Area")) to the Premises during the normal heating season and as normal seasonal changes may require on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called "business days") and (ii) cause the office areas of the Premises to be cleaned in accordance with the provisions of Section 8.5 on business days (except on Saturdays) in accordance with the cleaning standards attached as Exhibit 5, provided the same are kept in reasonable order by Tenant.

         8.4 Air Conditioning. Landlord shall at its expense, subject to the inclusion of such expenses in Operating Costs, furnish to and distribute in the Premises air conditioning substantially equivalent to that being furnished in comparably aged similarly equipped first class suburban office/research and development buildings, as normal seasonal changes may require, on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. The parties acknowledge that the so-called 24 hour "call center" of the Premises shall be served by a separate air-conditioning system to be installed as part of the Landlord's Work. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun's position, whenever the air conditioning system is in operation; provided, however, that Tenant's failure to comply with the foregoing shall not be a default hereunder. Tenant further agrees to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system.

         8.5 Additional Heat, Cleaning and Air Conditioning Services.

         (a) Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the Premises on days and at times other than as above provided ("the Overtime Hours").

         (b) Tenant will pay to Landlord a reasonable charge (i) for any such additional heat, cleaning or air conditioning service required by Tenant for the Overtime Hours, (ii) for any extra cleaning of the Premises required because of Tenant's 24 hour "call-center" or because of the gross carelessness of Tenant and (iii) for any cleaning beyond the requirements of Exhibit 5 done at the request of Tenant of any portions of the Premises which may be used for storage, shipping room or other non-office purposes. If the cost to Landlord for cleaning the Premises shall be increased due to the installation in the Premises, at Tenant's request, of any materials or finish other than as set forth in Exhibit 5, Tenant shall pay to Landlord an amount equal to such increase in cost.

         8.6 Additional Air Conditioning Equipment.

         In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads or any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, then such additional air conditioning equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate it for the actual cost (including depreciation associated with the equipment needed to bring in such additional air conditioning and electrical service) incurred by it in operating such additional air conditioning equipment.

         8.7 Repairs. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall, at its expense, subject to the inclusion of such expenses in Operating Costs, keep and maintain, repair and replace as necessary the roof, exterior walls, exterior windows, structural floor slabs, columns, elevators, public stairways and corridors, lavatories, equipment (including, without limitation, sanitary, electrical, heating, ventilation, air conditioning, or other systems) and other common facilities of the Premises, the Building and the Park, including, without limitation, all parking area lighting, signage and sewer facilities, in good condition and repair, and shall maintain all lawns and planted areas in the Park and keep in good repair and condition all surfaced roadways, walks, and parking and loading areas which Tenant has a right to use under this Lease, and shall keep the same clear and free of snow and ice as necessary.

         8.8 Interruption or Curtailment of Services.

         (a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements to the Premises and/or the Park which in the reasonable judgment of Landlord are desirable or necessary to be made, or by reason of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall use its best efforts to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to Paragraphs (b) and (c) of this Article 8.8, there shall be no diminution or abatement of Yearly Rent or other compensation due from Tenant to Landlord hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems. Landlord shall, except in an emergency or accident, give Tenant advance notice of any interruption in Building services.

         (b) Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the Premises or a portion thereof untenantable) for a period of three (3) consecutive days after Landlord's receipt of written notice from Tenant of such condition, the untenantability of which substantially adversely affects the continued operation in the ordinary course of Tenant's business, then, provided that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, or causes beyond Landlord's reasonable control (excluding financial inability to perform obligations), Yearly Rent, Operating Expense Excess and Tax Excess shall be abated in proportion to such untenantability from the date such notice is received by Landlord until the day such condition is completely corrected.

         (c) Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the Premises or a portion thereof untenantable) for a period of ten (10) consecutive days after Landlord's receipt of written notice from Tenant of such condition, the untenantability of which substantially adversely affects the continued operation in the ordinary course of Tenant's business, then, provided that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant, or Tenant's agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess, shall thereafter be abated in proportion to such untenantability from the date such notice is received by Landlord until the day such condition is completely corrected.

         (d) Notwithstanding anything to the contrary in this Lease contained, in the event that the Premises lack any service which Landlord is required to provide under this Lease thereby rendering the Premises, or any material portion thereof, untenantable, and (i) if such untenantability continues for ninety (90) consecutive days, and (ii) if such untenantability is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Tenant shall have the right to terminate this Lease exercisable by giving Landlord a written termination notice as follows. This Lease shall terminate as of the date ten
(10) days after Landlord's receipt of Tenant's notice, unless Landlord shall have cured such condition on or before such tenth day.

         8.9 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services to the Premises, so long as the same do not increase any cost or rent to Tenant or materially interfere with Tenant's business in the Premises, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

         8.10 Miscellaneous. All services provided by Landlord to Tenant are based upon an assumed maximum Premises population of one person per one-hundred seventy-five (175) square feet of Total Rentable Area, which limit Tenant shall in no event exceed at any one time.

         8.11 Park Security. Without making any warranty or guaranty as to the effectiveness of its efforts hereunder, Landlord agrees, at its expense, subject to the inclusion of such expenses in Operating Costs, to provide security patrol service in the Park on weeknights (commencing as of 4:00 p.m.) and weekends to inspect the exterior of the Building and property in the Park.

9.       ESCALATION

         9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

         (a) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

         (b) "Operating Costs in the Base Year" shall be the amount as stated in
Exhibit 1.

         (c) "Tenant's Operating Cost Percentage" and "Tenant's Tax Percentage" shall be the respective figures as stated in Exhibit 1.

         (d) "Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Park and the land on which it is located and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the

Park or such personal property; (provided that if such property is also used in connection with real estate other than the Park, such taxes, levies, and assessment shall be equitably allocated to each parcel of real estate) charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Park; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Park or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other governmental authorities. As of the Execution Date, "Taxes" shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. In addition, "Taxes" shall exclude any increase in real estate taxes assessed against any leasehold improvements made within another tenant's Premises to the extent that it is determined from the records of the Assessing Authority that such increase is based solely upon such leasehold improvements (e.g., if the Assessing Authority determines Taxes for a fiscal year based upon an income approach to valuation, in no event shall Taxes exclude an increase based on change in income of the Park). "Taxes" shall also include expenses of tax abatement or other proceedings contesting assessments or levies. The parties acknowledge that Phase II of the Park is assessed as a separate tax parcel and, therefore, Taxes shall include only Taxes applicable to Phase II of the Park and shall exclude Taxes assessed against Phase I of the Park.

         (e) "Tax Base" shall be the amount stated in Exhibit 1 and shall apply to a Tax Period of twelve (12) months. The Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months.

         (f) "Tax Period" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

         (g) "Operating Costs":

             (1) Definition of Operating Costs. "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building and Park, including, without limitation, vehicular and pedestrian passageways related to the Building, related equipment, facilities and appurtenances, cooling and heating equipment, and a portion reasonably allocated by Landlord to the Building of the costs and expenditures made by Landlord in the operation and management, repair and replacement, cleaning and maintenance of the Park. The allocation of costs and expenditures among the various buildings in the Park shall be on the basis of the ratio of the Total Rentable Area of each building in the Park to the Total Rentable Area of the Park, unless such allocation would result in a disproportionate charge based upon the relative usage of the service on which such cost is based. Initially, the ratio of the Total Rentable Area of the Premises to the Total Rentable Area of the Park is the Initial Building Proportionate Share. To the extent that a cost included in Operating Costs is also allocable to property other than the Park, such cost shall be equitably allocated to each parcel of property which benefits from such cost. Operating Costs shall include, without limitation, those categories of "Specifically Included Operating Costs", as set forth below, but shall not include "Excluded Costs", as hereinafter defined.

             (2) Definition of Excluded Costs. "Excluded Costs" shall be defined as the cost of capital improvements (except as set forth in Subparagraph (3) below); depreciation; interest (except as provided in Subparagraph (3) below for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Operating Costs; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the Building; the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such tenant; rent under any ground lease; and increases in insurance premiums on the Building, the Park or on property located therein due to the actions or inactions of another tenant in the Building or Park.

             (3) Capital Expenditures.

             (i) Replacements. If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called "Capital Expenditures") the total amount of which is not properly includable in Operating Costs for the Operating Year in which they were made, in accordance with generally accepted accounting principles and practices in effect at the time of such replacement, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-off (determined as hereinafter provided) of such Capital Expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the annual charge-off of the Capital Expenditure for the item being replaced.

             (ii) New Capital Items. If a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., and if such new capital item is purchased primarily to reduce Operating Costs or otherwise improve the operating efficiency of the Building or is required to comply with applicable laws that are enacted, or first interpreted to apply to the Building, after the Term Commencement Date, then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

             (iii) Annual Charge-Off. "Annual Charge-Off" shall be defined as the annual amount of principal and interest payments which would be required to repay a loan ("Capital Loan") in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question.

             (iv) Useful Life. "Useful Life" shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such annual projected savings will exceed the Annual Charge-Off of Capital Expenditures computed as aforesaid, then and in such events, the Annual Charge-Off shall be determined based upon a Useful Life which would cause the principal and interest payments in a full repayment of the Capital Loan in question to equal the amount of projected savings of such Useful Life.

             (v) Capital Interest Rate. "Capital Interest Rate" shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

             (4) Specifically Included Categories of Operating Costs. Subject to the Excluded Costs definition, and as otherwise expressly excluded from the definition of Operating Costs pursuant to the provisions of this Lease, Operating Costs shall include, but not be limited to, the following:

         Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord's managing agent, who are employed in, about or on account of the Premises, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in Article 9.1(d) shall not be included herein.

         Water: All charges and rates connected with water supplied to the Premises and/or the Park and related sewer use charges.

         Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Premises and/or Park.

         Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord's managing agent who are employed in, about or on account of the Premises and/or Park provided that (i) wages and costs for employees who also work on other properties shall be allocated to the Park based upon the proportion of their time spent working on the Park and then allocated to the Premises on a square foot basis and (ii) wages and costs of employees above the grade of general manager shall be excluded from Operating Costs.

         Cleaning: The cost of labor and material for cleaning the Premises, surrounding areaways and windows in the Premises and/or Park, including, without limitation, the services listed on Exhibit 5.

         Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Premises (if any).

         Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building and/or Park, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to Landlord or to the utility by the user/tenant in the Premises and/or Park. (If and so long as Tenant is billed directly for its own consumption as determined by its separate meter or by submeter, then Operating Costs shall include only public area electric current consumption and not any demised Premises electric current consumption.) Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

         Insurance, etc.: Fire, casualty, liability and such other insurance as may from time to time be reasonably required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and all other expenses customarily incurred in connection with the operation and maintenance of first-class suburban office/research and development buildings in the Market Area, including, without limitation, market rate rental costs associated with the Building's management office.

         Extrapolation to Account for Vacancies. If less than 95% of the Park is occupied by tenants throughout any Operating Year for which Operating Expense Excess is determined then any Operating Cost which varies based upon occupancy (including, without limitation, management fees) for such period shall be extrapolated by Landlord on an item by item basis to the estimated amount of such Operating Cost which would have been incurred if the Park had been at least 95% occupied by tenants throughout such Operating Year; and the extrapolated amount shall, for the purposes of this Lease, be deemed to be the amount included in Operating Costs for such Operating Year. The foregoing extrapolation provisions shall apply in determining the Operating Costs in the Base Year (if applicable).

         9.2 Tax Excess.

         (a) In General. Commencing as of the Term Commencement Date, and continuing thereafter throughout the term of this Lease, if in any Tax Period the Taxes exceed the Tax Base, Tenant shall pay to Landlord Tenant's Tax Percentage of such excess, such amount being hereinafter referred to as "Tax Excess." Tax Excess shall be due within thirty (30) days of Tenant's receipt of Landlord's bill therefor. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Excess, calculated by Landlord on the basis of the most recent Tax data available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of this Lease, Landlord shall refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days of Tenant's receipt of the bill.

         (b) Effect of Abatements. Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

         9.3 Operating Expense Excess.

         (a) In General. Commencing as of the Term Commencement Date, and continuing thereafter throughout the term of the Lease, if the Operating Costs in any Operating Year exceed the Operating Costs in the Base Year, Tenant shall pay to Landlord Tenant's Operating Cost Percentage of such excess, such amount being hereinafter referred to as "Operating Expense Excess." Operating Expense Excess shall be due within thirty (30) days of the Tenant's receipt of the Landlord's bill therefor. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Excess, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. Landlord shall, within one hundred twenty (120) days after the end of each Operating Year, deliver to Tenant a reasonably detailed statement ("Year End Statement") of the actual amount of Operating Costs for such Operating Year. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Excess for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of this Lease, Landlord shall refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than actual Operating Expense Excess for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days of Tenant's receipt of Landlord's bill therefor.

         (b) Tenant's Audit Rights. Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant's cost and expense, to examine all documentation and calculations prepared in the determination of Operating Expense Excess:

         (1) Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

         (2) Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant a Year End Statement.

         (3) Any request for examination in respect of any Operating Year may be made no more than one hundred eighty (180) days after Landlord has given Tenant a Year End Statement for such Operating Year.

         (4) Such examination may be made first by Tenant and any employees of Tenant, and then, at Tenant's election, by an independent certified public accounting firm, provided that in no event shall the compensation payable by Tenant to such firm be on the basis of a contingent fee.

         (5) As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form mutually acceptable to Landlord and Tenant, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination, except in court or as may be required by law.

         9.4 Part Years. If the Term Commencement Date or if the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term (commencing as of the Term Commencement Date) which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five
(365), or the number of days in said Tax Period, as the case may be.

         9.5 Effect of Taking. In the event of any taking of a portion of the Park, the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, for the purposes of determining Tax Excess, there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant's Tax Percentage shall be adjusted appropriately to reflect the proportion of the Premises and/or the Building remaining after such taking.

         9.6 Adjustment of Operating Costs and Taxes based upon Occupancy. If less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants at any time during any Operating Year or Tax Period, then, at Landlord's election, Operating Costs or Taxes, or both, for such Operating Year or Tax Period, as the case may be, shall be adjusted to equal the amount which Landlord in good faith determines is the amount Operating Costs or Taxes, or both, would have been for such period had occupancy been ninety-five (95%) percent throughout such period.

         9.7 Survival of Obligations. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10.      CHANGES OR ALTERATIONS BY LANDLORD

         Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Premises, the Building and/or the Park and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, parking areas, tunnels, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Park, provided, however, that there be no unreasonable obstruction of the right of access to, or material interference with the use and enjoyment of, the Premises or Tenant's appurtenant rights. Notwithstanding the foregoing:
(i) Landlord's rights under this Article 10 are subject to Article 2.4, and (ii) unless required by law, Landlord shall make any alteration, addition, or improvement of the Premises only if the same are performed in accordance with the Landlord access procedures set forth in Article 2.4, and if the same shall not materially interfere with the use and enjoyment by Tenant of the Premises or Tenant's appurtenant rights. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant under this Lease with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right, upon at least 30 days' prior written notice to Tenant, to adopt and at any time and from time to time to change the name of the Building and/or the Park. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises by Tenant. If at any time any windows of the Premises are temporarily (i.e. not in excess of five days) closed or darkened for any reason whatsoever relating to any maintenance or repair work, but Tenant shall not otherwise be prevented from occupying or using the Premises for the uses set forth herein, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11.      FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

         All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, subject to the provisions of Articles 12 and/or 22 of the Lease. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant's inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant at the expiration or prior termination of this term of the Lease, upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant.

12.      ALTERATIONS AND IMPROVEMENTS BY TENANT

         (a) Tenant shall make no alterations, decorations, installations, removals, additions or improvements (collectively, "Alterations") in or to the Premises without Landlord's prior written consent and then only those made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.

         (b) Landlord's consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever, except for compliance with Article 12(a). Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators.

         (c) Notwithstanding anything to the contrary herein contained, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria: (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed behind the walls or above the ceiling of the Premises.

         (d) Any such Alterations shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. If Tenant shall make any Alterations, then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the Premises to substantially the same condition as existed at the Term Commencement Date. If so requested by Tenant in writing at the time that Tenant requests Landlord's approval, or gives Landlord written notice, as the case may be, of an Alteration, Landlord shall, within ten (10) business days of its receipt of such request, make its election as to whether Tenant shall be required to remove such Alteration. In any event, Tenant shall be required to remove its data lines and cable from the Premises at the end of the term of the Lease.

         (e) Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Term Commencement Date, result from or be attributable to any alteration, addition or improvement to the Premises made by or for the account of Tenant in excess of the value of Landlord's Work.

13. TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--STANDARD OF TENANT'S PERFORMANCE--COMPLIANCE WITH LAWS

         Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the Premises--whether such work be done prior to or after the Term Commencement Date--Tenant will strictly observe the following covenants and agreements:

         (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

         (b) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor. Notwithstanding the foregoing, Tenant shall have the right to grant security interests and/or to lease its business equipment and personal property in the premises, provided that such lessor or secured party agrees:

                  1. That it will repair any damage to the Building or the Premises caused by the installation or removal of any such equipment or personal property;

                  2. That it will give Landlord not less than five (5) days advance written notice prior to making any entry into the Premises;

                  3. That it will not hold any auction or foreclosure sale on the Premises; and

                  4. That it will have the right to remove such equipment or property only during the term of this Lease.

         (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant (except Landlord shall pay for Tenant's Final Plans as provided in Article 4.4(b)) theretofore submitted to and approved by Landlord.

         (d) Tenant shall procure all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the Premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.      REPAIRS BY TENANT--FLOOR LOAD

         14.1 Repairs by Tenant. Tenant shall keep all and singular the Premises neat and clean including, as necessary, periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes (provided that nothing herein shall require Tenant to perform any services which Landlord is required to perform under Exhibit 5) and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wear thereof and damage by fire or by other casualty excepted. Tenant shall make, as and when needed as a result of neglect by Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by the neglect of Tenant or

Tenant's servants, employees, agents, contractors, or licensees if Tenant fails to make such repairs within thirty (30) day after written notice from Landlord (except that no notice shall be required in an emergency).

         14.2 Floor Load--Heavy Machinery. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant's responsibility. Landlord agrees that it shall exercise its rights under this Article 14.2 on a reasonable basis.

15.      INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

         15.1 General Liability Insurance. Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for bodily injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises in accordance with Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars in the event of bodily injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located. Landlord agrees it shall exercise its right to increase Tenant's insurance limits no more often than one time every three years.

         15.2 Certificates of Insurance. Such insurance may be obtained under a blanket insurance policy, and shall be effected with insurers with a Best rating of at least XI, A-, authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies wherein Tenant names Landlord and Landlord's managing agent as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the Premises in accordance with

Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

         15.3 Tenant Indemnity of Landlord. Subject to Article 19, Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising:

         (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent caused by Landlord, its agents, contractors or employees);

         (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in the Park (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Park, Building or Premises) to the extent caused by the negligence or willful misconduct of Tenant or anyone claiming by, through, or under Tenant, or their respective agents, employees or contractors; and

         (c) Tenant's obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

         15.3A Landlord Indemnity of Tenant. Except to the extent caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees, Landlord shall indemnify, defend and hold Tenant, its agents, contractors and employees harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant, its agents, contractors or employees and arising out of or in connection with the acts or omissions (including violations of law) of Landlord, its agents, contractors or employees.

         15.4 Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord; unless, subject to Article 19 hereof, such damage or loss is due to the negligence or willful misconduct of Landlord or Landlord's agents, employees, or contractors, in which case Landlord shall bear loss or damage only to "ordinary office property" (as hereinafter defined). For the purpose of this Article 15.4, "ordinary office property" shall mean merchandise, furniture, and other tangible personal property of the kind and quantity which may customarily be expected to be found within comparable business offices in the greater Boston area, and excluding any unusually valuable or exotic property, works of art, and the like.

         15.5 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees, or the breach by Landlord of its maintenance and repair obligations under this Lease, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant knows of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or breach and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Neither Landlord nor its agents shall be liable for any such damage caused by other tenants or persons in the Building (other than Landlord's agents, employees or contractors) or caused by operations in construction of any public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building, provided that the foregoing shall not relieve Landlord from any obligation which it has to perform maintenance or repairs in accordance with the Lease or relieve Landlord of any obligation which it has in connection with Landlord's Work to the extent that Tenant has complied with the notice requirements of Article 4.8.

         15.6 Repairs and Alterations--No Diminution of Rental Value.

         (a) Except as otherwise provided in paragraphs (b) and (c) of this
Article 15.6 and as provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, Tenant or others in or to any portion of the Park, Building or Premises or any property adjoining the Park, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Park, Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

         (b) Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord or if due to Landlord's failure to make any repairs, alterations, or improvements required to be made by Landlord, or if due to the breach by Landlord of any of its obligations under the Lease, any portion of the Premises becomes untenantable for a period of three (3) consecutive days after Landlord's receipt of written notice from Tenant of such condition, the untenantability of which would substantially adversely affect the continued operation in the ordinary course of Tenant's business, then, provided that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors or caused beyond Landlord's reasonable control (excluding financial inability to perform obligations), Yearly Rent, Operating Expense Excess and Tax Excess shall be abated in proportion to such untenantability from the date such notice is received by Landlord until the day such condition is completely corrected.

         (c) Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord or if due to Landlord's failure to make any repairs, alterations, or improvements required to be made by Landlord, or if due to the breach by Landlord of any of its obligations under the Lease, any portion of the Premises becomes untenantable for a period of ten (10) consecutive days after Landlord's receipt of written notice from Tenant of such condition, the untenantability of which would substantially adversely affect the continued operation in the ordinary course of Tenant's business, then, provided that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall be abated in proportion to such untenantability from the date such notice is received Landlord until the day such condition is completely corrected.

         (d) Notwithstanding anything to the contrary in the Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord or if due to Landlord's failure to make any repairs, alterations, or improvements required to be made by Landlord, or if due to the breach by Landlord of any of its obligations under the Lease, any portion of the Premises becomes untenantable after Landlord's receipt of written notice from Tenant of such condition, the untenantability of which materially adversely affects the continued operation in the ordinary course of Tenant's business, and (i) if such untenantability continues for ninety (90) consecutive days, and (ii) such untenantability and Landlord inability to cure such conditions is not caused by the fault or neglect of Tenant, or Tenant's agents, employees, or contractors, then Tenant shall have the right to terminate this Lease exercisable by giving Landlord a written termination notice as follows. This Lease shall terminate as of the date ten (10) days after Landlord's receipt of Tenant's notice, unless Landlord shall have cured such condition on or before such tenth day.

         (e)   The provisions of paragraphs (b), (c) and (d) of this Article
15.6 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).

         15.7 Landlord Indemnity of Tenant. Landlord, subject to the limitations on Landlord's liability contained elsewhere in this Lease, agrees to hold Tenant harmless and to defend, exonerate and indemnify Tenant from and against any and all claims, liabilities, or penalties asserted by or on behalf of any third party (i.e. any person, firm, corporation or public authority) for damage to property or injuries to persons on account of or based upon any injury to persons, or loss of or damage to property, sustained or occurring in the Park to the extent arising from the negligence, or willful misconduct of Landlord or Landlord's agents, employees or contractors. The provisions of this Article 15.7 shall survive any termination of the Lease.

16.      ASSIGNMENT, MORTGAGING AND SUBLETTING

         16.1 General Prohibition Against Transfers. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if:
(1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use; (4) the proposed transferee is a government agency or occupant of the Building; (5) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (6) any portion of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly advertise the proposed rental rate for any Transfer. Notwithstanding anything to the contrary contained herein or in Article 16.4., Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly owned corporation, partnership or other legal entity or affiliate, subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease;
(ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant and shall have a net worth which is at least equal to Tenant's net worth at the date of the Transfer; (iii) such proposed transferee operates the business in the Premises for the permitted use and no other purpose; and (iv) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Permitted Transfer. As used herein: (a) "parent" shall mean a company which owns a majority of Tenant's voting equity; (b) "subsidiary" shall mean a entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (c) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding the foregoing, sale of the shares of equity of any affiliate or subsidiary to which this Lease has been assigned or transferred other than to another parent, subsidiary or affiliate of the original Tenant named hereunder shall be deemed to be an assignment requiring the consent of Landlord hereunder, except to the extent otherwise provided in Article 16.4 of the Lease.

         16.2 Landlord's Rights upon Tenant's Request for Sublet Consent. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such request for consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding Landlord's agreement to act reasonably under Article 16.1 above, Landlord may, within thirty (30) days after its receipt of all information and documentation required herein, either, (1) consent to or reasonably refuse to consent to such Transfer in writing; or (2) terminate this Lease in connection with a proposed assignment or with respect to the portion of the Premises proposed to be sublet upon thirty (30) days' notice, in which event such termination shall not be considered to be a default by Tenant and Landlord shall not be entitled to any damages from Tenant on account of any termination under this Article 16.2. In the event Landlord consents to any such Transfer, the Transfer and consent thereto shall be in a form approved by Landlord, and Tenant shall pay Landlord a review fee of Seven Hundred Fifty Dollars ($750.00), provided if Landlord's actual reasonable costs and expenses (including reasonable attorneys' fees) exceed $750.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

         16.3 Transfer Consideration. Fifty (50%) percent of all cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord fifty (50%) percent of all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. Tenant may, prior to paying Landlord any Transfer Consideration, deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer including brokerage fees, legal fees and construction costs. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

         16.4 Transfer of Beneficial Interests in Tenant. If Tenant is a corporation, limited liability company or similar entity, and if at any time during the Lease Term the entity or entities who own the voting shares at the time of the execution of this Lease cease for any reason (including but not limited to merger, consolidation or other reorganization involving another corporation) to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder[s] or partner[s]), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

         16.5 Effect of Landlord's Consent to Transfer. Any Transfer consented to by Landlord in accordance with this Article 16 shall be only for the Permitted Use and for no other purpose. In no event shall any Transfer release or relieve Tenant from any obligations under this Lease.

17.      MISCELLANEOUS COVENANTS

         Tenant covenants and agrees as follows:

         17.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations (if any) annexed hereto, and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building and/or the Park, or the preservation of good order therein, or the operation or maintenance of the Building and/or the Park, or the equipment thereof, or the comfort of tenants or others in the Park, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. In no event shall any rules and regulations discriminate against Tenant in enforcement or effect (i.e., the Rules and Regulations shall be the same for all tenants of the Park with similar uses). Notwithstanding anything to the contrary in this Lease contained, Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner.

         17.2 Access to Premises--Shoring. Subject to Article 2.4 and 10, Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area, materially adversely affect the appearance thereof, or materially adversely affect Tenant's use of the Premises; (ii) permit Landlord and any mortgagee of the Building and/or the Park or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building and/or the Park or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the Premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building and/or the Park and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the Premises or any part thereof. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. In an emergency, if Tenant shall not be personally present to open and permit an entry into the Premises, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the Premises. If an excavation shall be made upon land adjacent to the Premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent (subject, however, to the provisions of Articles 8.8, 15.4, 15.5, and 15.6 of this Lease).

         17.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or casualty in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the Premises of which it has actual knowledge. Tenant shall not be required to give Landlord notice of accidents which are covered by Workers Compensation laws. Except as otherwise provided in Articles 18, 19 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. Subject to the provisions of Articles 8.8, 15.4, 15.5, and
15.6 of this Lease, Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same
(i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

         17.4 Signs, Blinds and Drapes. Tenant shall put no signs in any part of the Building or the Park, but Tenant shall be identified on a ground-mounted sign located outside the Building entrance as well as on the lobby directory, on sign panels installed by Landlord at Tenant's expense, subject to any unused portion of Landlord's Contribution or Landlord's HVAC Contribution. No signs may be put on or in any window or elsewhere if visible from the exterior of the Building. Tenant may hang its own drapes or blinds, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn.

         17.5 Estoppel Certificate. Each party ("Responding Party") shall at any time and from time to time upon not less than ten (10) days' prior notice from the other party ("Requesting Party"), execute, acknowledge and deliver to the Requesting Party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not the Requesting Party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as the Requesting Party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof, or any prospective subtenant or assignee. Time is of the essence in respect of any such requested certificate, each party hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like.

         17.6 Prohibited Materials and Property. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Park any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage. Nor shall Tenant cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the Premises.

         17.7  Requirements of Law--Fines and Penalties.

         (a) Subject to the provisions of this Article 17.7, Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law (collectively "Laws"), which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's particular use or occupancy of the Premises. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

         (b) Landlord shall comply with all Laws relating to the performance of Landlord Work. Landlord, subject to inclusion of the cost of compliance as Operating Costs in accordance with the provisions of Article 9.1(g) of this Lease, shall comply with (i) all Laws which relate to the structure of the Building, unless the need for such compliance arises from Tenant's particular use of the Premises, and (ii) all other Laws applicable to the Park other than those Laws for which Tenant is responsible pursuant to Article 17.7(a) above.

         (c) Except as otherwise disclosed on Exhibit 4, Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, the Park is, as of the Execution Date, in compliance with all applicable laws.

         (d) Landlord shall comply with the Americans with Disabilities Act of 1990, and the rules and regulations promulgated thereunder ("ADA") so far as they relate to the parking areas, other common areas of the Park, and Landlord's Work, including, without limitation, the exterior of the building, the bathrooms located in the Building on the Term Commencement Date, and the elevators in the Building. Operating Costs shall not include any costs incurred by Landlord in order to bring the parking and other common areas of the Park, other buildings in the Park, or the Landlord's Work into compliance with the ADA, as amended through the Execution Date (including any regulations promulgated through the Execution Date). Tenant shall be responsible for all costs of bringing the Premises (excluding any portions constructed by Landlord in the performance of Landlord's Work) into compliance with ADA.

         17.8 Tenant's Acts--Effect on Insurance. Tenant shall not knowingly do or permit to be done any act or thing upon the Premises or elsewhere in the Building or the Park which Tenant knows will invalidate or be in conflict with any insurance policies covering the Building, the Park and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building and/or the Park, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, the Park or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant. Landlord represents to Tenant that the use permitted hereunder as described on
Exhibit 1 (as opposed to the actual manner and method of Tenant's particular use) will not cause an increase in Landlord's insurance premiums.

         17.9 Miscellaneous. Tenant shall not suffer or permit the Premises or any Landlord fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.      DAMAGE BY FIRE, ETC.

         18.1 Casualty Insurance. During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time: (i) so long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord (excluding any alterations, installations or additions made by Tenant and any other property installed by or at the expense of Tenant [referred to collectively herein as "Above Base Building Work"]); and (ii) Tenant shall keep its personal property in and about the Premises and any other property installed by or at the expense of Tenant insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to ninety percent (90%) of the full replacement cost thereof. Such Tenant's insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured with respect to the leasehold improvements made by or at the expense of Tenant; and the proceeds thereof shall be used only for the replacement or restoration of the Above Base Building Work.

         18.2 Repair of Damage Caused by Casualty. If any portion of the Premises required to be insured by Landlord under Article 18.1 shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the Premises are a part) to repair or cause to be repaired such damage, provided, however, that any repairs to Above Base Building Work or other property installed by Tenant which is damaged by such fire or other casualty which (in the reasonable judgment of Landlord) can more effectively be repaired as an integral part of Landlord's repair work on the Premises, such repairs shall be performed by Landlord but at Tenant's expense; in all other respects, all repairs to and replacements of Above Base Building Work and such other property shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent and other charges or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the earlier of: (x) ninety (90) days after the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, or (y) the date that Tenant first recommences its use and occupancy of the Premises or any portion thereof. Tenant agrees to cooperate with Landlord and Landlord's Mortgagee in such manner as Landlord may reasonably request in assisting Landlord and Landlord's Mortgagee in collecting insurance proceeds (including rent insurance proceeds) due in connection with any casualty affecting the Premises. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord (financial inability shall not be deemed to constitute causes beyond Landlord's reasonable control), nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

         18.3 Landlord's Termination Rights. If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last twelve (12) months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one-half of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building or the Park is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord's good faith judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within thirty (30) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. Notwithstanding the foregoing, Landlord will not be entitled to terminate this Lease solely because there is less than two (2) years on the Lease Term if Tenant has an exercisable right to renew or extend the term of the Lease and Tenant, within ten (10) days after receipt of Landlord's notice of termination, validly exercises such right. The foregoing shall not prohibit Landlord from exercising its right to terminate for any of the other reasons set forth herein.

         18.4  Tenant's Termination Right.

         (a) Tenant shall have the right to terminate this Lease if all of the following conditions occur: (1) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within sixty (60) days after the date of such fire or other casualty; and (2) there is less than one (1) year of the term of the Lease remaining on the date of such casualty; and (3) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (4) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of the fire or other casualty.

         (b) If any portion of the Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty to the extent that the operation of Tenant's business in the Premises in the normal course is materially adversely affected, then, within thirty (30) days of such fire or other casualty, Landlord shall submit to Tenant a reasonable engineering estimate as to the estimated length of time to complete such repairs. If the time period ("Estimated Restoration Period") set forth in such estimate shall exceed two hundred seventy (270) days of the date of such casualty, Tenant may elect, by a notice sent within fifteen (15) days after notice of such estimate is sent to Tenant, to terminate this Lease. If such estimate shall fall within the 270-day limit, Tenant shall have no such right to terminate and Landlord shall, subject to the provisions of this Article 18, proceed with due diligence and promptness to reasonably complete the repairs or restoration within such two hundred seventy (270) days, subject always to delays for causes beyond Landlord's reasonable control including, but not limited to the causes specified in Article 26 hereof, and the other limitations set forth in this Article 18.

         (c) In the event that the Premises or the Building are damaged by fire or other casualty to such an extent so as to render the Premises untenantable, and if Landlord shall fail to substantially complete said repairs or restoration within two hundred seventy (270) days after the date of such fire or other casualty for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

               (i) Said notice shall be given after said two hundred seventy day period.

               (ii) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

               (iii) If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, said notice shall have no further force and effect.

               (iv) If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.


         18.5  General Provisions Relating to Any Casualty Termination.

         In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent and other charges payable under this Lease shall be apportioned as of such date; and if the Premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent and other charges for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated.

19.      WAIVER OF SUBROGATION

         Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Article 18 of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to Article 18 of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

20.      CONDEMNATION - EMINENT DOMAIN

         20.1 Landlord's Termination Rights. In the event that the Premises or any part thereof, or the whole or any material part of the Park, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, so that, in Landlord's bona fide business judgment, the continued operation of the Park shall be rendered uneconomic, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. Such termination shall be effective in accordance with Article 20.3.

         20.2 Tenant's Termination Rights. In the event that a material part of the Premises, the means of access thereto, or the Parking Areas shall be so taken, appropriated or condemned, so that, in Tenant's bona fide business judgment, the continued operation of Tenant's business in the Premises is materially adversely affected, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation. Such termination shall be effective in accordance with Article 20.3.

         20.3 General Taking Provisions. Upon the giving of any notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1, and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be adjusted as in Exhibit 5 provided, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder.

         20.4 Taking Proceeds. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request.

         20.5 Temporary Takings. In the event of any taking of the Premises or any part thereof for temporary use (i.e. not in excess of two hundred twenty-five days): (i) this Lease shall be and remain unaffected thereby, and
(ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

21.      DEFAULT

         21.1 Conditions of Limitation - Re-entry - Termination. This Lease and the herein term and estate are, upon the condition that if (a) subject to
Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of Rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord in accordance with the provisions of this Lease (all of which shall be considered as part of Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (c) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or
(d) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (e) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within ninety
(90) days; or (f) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within ninety (90) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or
(g) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Wherever "Tenant " is used in subdivisions (b), (c), (e) and (f) of this Article 21.1, it shall be deemed to include any guarantor of any of Tenant's obligations under this Lease. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meanings.

         21.2 Damages - Assignment for Benefit of Creditors. For the more effectual securing to Landlord of the rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant shall make any transfer similar to or in the nature of an assignment of its property for the benefit of its creditors, the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount described in clause (x) of Article 21.3 and
(b) (in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the Premises) an amount equal to the rent and other charges payable for and in respect of the twelve-(12)-month period next preceding the date of termination, as aforesaid.

         21.3  Damages - Termination.

         (a)   Upon the termination of this Lease under the provisions of this
Article 21, then except as hereinabove in Article 21.2 otherwise provided, Tenant shall pay to Landlord the Rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

               (x) the amount (discounted to present value) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the Rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate Fair Market Rental Value of the Premises for such period;

                                       or:

               (y) amounts equal to the Rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

In calculating the Rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Expense Excess and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

         (b) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

         (c) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         (d) Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Marketing of Tenant's Premises in a manner similar to the manner in which Landlord markets other Premises within Landlord's control in the Park shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts." In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant, (ii) relet the Premises before leasing other vacant space in the Park, and (iii) lease the Premises for a rental less than the current fair market rental then prevailing for similar space in the Park.

         21.4  Fees and Expenses.

         (a) Landlord's Self Help. If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may, upon thirty (30) days prior written notice to Tenant (except that, in emergency situations, no notice shall be required) perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums reasonably paid by Landlord with all costs and damages, plus (if applicable) interest computed as provided in Article 6 hereof.

         (b) In the event of any litigation between Landlord and Tenant, the losing party shall reimburse the prevailing party for its reasonable attorneys fees and costs incurred in connection with such litigation.

         21.5  Waiver of Redemption.  Intentionally Omitted.

         21.6 Remedies Not Exclusive. Unless otherwise specified in this Lease, the specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and either party may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         21.7 Grace Period. Notwithstanding anything to the contrary in this Lease contained, Landlord agrees not to take any action to terminate this Lease
(a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within ten (10) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in the same twelve month period, there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such non-monetary default unless, not more than twenty (20) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and,
(2) that no notice of the opportunity to cure a non-monetary default need be given, and no grace period whatsoever shall be allowed to Tenant, if the condition on which Landlord seeks to terminate this Lease is based upon subdivisions (b), (c), (d), (e), (f) or (g) of Article 21.1.

22.      END OF TERM - ABANDONED PROPERTY

         (a) Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Subject to Article 12, Tenant shall remove all of its property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises, and shall repair any damages to the Premises, the Park or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

         (b) Tenant will remove any personal property from the Building, the Park and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

         (c) If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the Premises) for use and occupation of the Premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the Premises or the fair market value of the Premises for such period, whichever is greater. In addition, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession or perform improvements, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of the Lease.

23.      SUBORDINATION

         (a) Subject to any mortgagee's or ground lessor's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements) and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or their respective successors in interest may reasonably request. Notwithstanding anything to the contrary in this Article 23 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument in recordable form and in the customary form of such mortgagee, ground lessor, or trustee ("Nondisturbance Agreement") that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant's possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be. Landlord hereby represents to Tenant that, as of the date of this Lease, there is no mortgage affecting the Building or the Premises.

         (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may reasonably request.

         (c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, subject to such limitations on such successor's liability as are set forth in the Nondisturbance Agreement. In the event of such succession to the interest of the Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid in a form reasonably acceptable to Tenant.

         (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

         (e) Tenant agrees to send to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been previously advised in writing ("Mortgagee") a copy of any notice of default given to Landlord at the same time as such notice is given to Landlord. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have the following additional periods of time to cure such default before Tenant is entitled to exercise its rights under the
Lease:

         Abatement of Rent:   Mortgagee shall have no additional periods of time
                              to cure Landlord's defaults prior to the commencement of Tenant's rent abatement rights under Articles 8.8, 15.6, 18, and 20 of the Lease.

         Tenant's Termination Rights:

                              With respect to any right which Tenant has to terminate the Lease based upon Landlord's default, other than Tenant's right to terminate the Lease based upon Landlord's failure timely to Substantially Complete the Base Building Work as set forth in Article 4.1 (with respect to which Mortgagee shall have no additional cure period), but including Tenant's termination rights under Articles 8.8, 15.6, and 18 of the Lease, Mortgagee shall have an additional thirty (30) days after receipt of written notice that Landlord's cure period has elapsed within which to cure such default, provided however, that if such default cannot be cured within that time, then Mortgagee shall have such additional time, not to exceed ninety (90) additional days, after Mortgagee's receipt of written notice that Landlord's cure period has elapsed, as may be reasonably necessary to cure such default, if within such thirty (30) day period, (i) Mortgagee gives written notice ("Mortgagee's Intent Notice") to Tenant that it will cure such default as soon as possible, and
                              (ii) Mortgagee has commenced and thereafter diligently pursues the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event the Lease shall not be terminated by Tenant within the thirty or ninety-day period, as applicable, while such remedies are being so diligently pursued.

24.      QUIET ENJOYMENT

         Landlord covenants that if, Tenant is not in default, beyond the expiration of any applicable grace period, Tenant shall quietly enjoy the Premises and its appurtenant rights from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

         Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonable purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.      ENTIRE AGREEMENT -- WAIVER -- SURRENDER

         25.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties with respect to the Premises, the Building and the Park, and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         25.2 Waiver. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         25.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

26.      INABILITY TO PERFORM - EXCULPATORY CLAUSE

         Except as expressly provided in this Lease, this Lease and the obligations of Tenant to pay Rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other cause whatsoever beyond Landlord's control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other emergency. Financial inability shall not be considered a cause beyond Landlord's reasonable control excusing Landlord's performance hereunder. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

         Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Park and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. If by reason of Landlord's failure to complete Landlord's Work, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be to terminate the Lease in accordance with Article 4.1.

27.      BILLS AND NOTICES

         Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either served personally and by certified mail, return receipt requested, deposited in the United States mail, or sent by recognized overnight courier service addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the Premises (or at Tenant's address as stated in Exhibit 1, if mailed prior to Tenant's occupancy of the Premises) with a coy to Glen M. Mair, Esq., Mirick O'Connell, DeMallie & Lougee, LLP, 100 Front Street, Worcester, MA 01608-1477, or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

         If Tenant's interest in the Lease is assigned to a partnership, Tenant, for itself, and on behalf of all of its partners, shall appoint a partner of Tenant as Tenant's Service Partner, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

         All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty
(30) days from receipt of the same by Tenant, unless herein otherwise provided. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28.      PARTIES BOUND -- SEIZING OF TITLE

         The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

         If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance from and after the date of such sale, transfer or other disposition of all covenants and obligations hereunder on the part of Landlord to be performed and observed, provided that in such event (and it shall be deemed and construed as a covenant running with the land) the person succeeding to Landlord's ownership of said reversionary interest shall thereupon assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.      MISCELLANEOUS

         29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

         29.2 Captions, etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

         29.3     Broker.

         (a) Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of space in the Building or the Park (called "Building, etc." in this Article 29.3) with any broker or had its attention called to the Premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising in breach of the representation and warranty set forth in the immediately preceding sentence, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1.

         (b) Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1. Landlord agrees to defend, exonerate, save harmless, and indemnify Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

         29.4 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

         29.5 Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

         (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

         (b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or deed of trust or termination of such ground lessor's ground lease and the taking of possession of the Premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

         29.6 Representation of Authority. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. Landlord hereby represents to Tenant that it is the owner of the fee interest of the Building.

         29.7 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed alterations to be made by Tenant to the Premises, requests by Tenant to sublet the Premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

         29.8 Survival. Without limiting any other obligation of Tenant or Landlord which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of each party to indemnify, defend, or hold the other party harmless, as set forth in this Lease shall survive the expiration or prior termination of the term of the Lease.

         IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:                               TENANT:
EOP-CROSBY CORPORATE CENTER, L.L.C.     VIALOG CORPORATION


By:  EOP Operating Limited
     Partnership, a Delaware
     limited partnership, its
     sole member

     By:    Equity Office
            Properties Trust,
            a Maryland real
            estate investment
            trust, its managing
            general partner

     By:    /s/ Thomas Q. Bakke      By:  /s/ John J. Dion
            --------------------          ----------------
     Name:  Thomas Q. Bakke          (Name)
            ------------------       Vice President - Finance & Treasurer
     Title: Vice President           Hereunto Duly Authorized


          A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT AND LANDLORD SHOULD BE ATTACHED.

                               EXHIBIT 1, SHEET 1
                                 Building No. 7
                             CROSBY CORPORATE CENTER
                             Bedford, Massachusetts


--------------------- ----------------------------------------------------------
Execution             March 3, 2000
Date:
--------------------- ----------------------------------------------------------
Tenant:               Vialog Corporation, a Massachusetts corporation
--------------------- ----------------------------------------------------------
Tenant's              35 New England Business Center,
Mailing
Address:              Andover, MA  01810

--------------------- ----------------------------------------------------------
Landlord:             EOP-Crosby Corporate Center, L.L.C., a Delaware limited
                      liability company (the sole member of which is EOP
                      Operating Limited Partnership, a Delaware Limited
                      Partnership; the managing general partner of which is
                      Equity Office Properties Trust, a Maryland real estate
                      investment trust).
--------------------- ----------------------------------------------------------
Landlord's            1111 19th Street NW, Washington, D.C. 20036
Mailing
Address:              with a copy to:

                      EOP-Crosby Corporate Center, L.L.C., c/o Equity Office
                      Properties Trust, Two North Riverside Plaza, Suite 2200,
                      Chicago, IL  60606, Attn:  General Counsel of Property
                      Operations
--------------------- ----------------------------------------------------------
Park:                 The land, buildings and other improvements thereon, from
                      time to time, located off Crosby Drive in the Town of
                      Bedford, Middlesex County, Commonwealth of Massachusetts
                      known as Crosby Corporate Center. The Park is
                      substantially as shown on Exhibit 3, Sheet 1, and the
                      legal description of the Park is set forth on Exhibit 3,
                      Sheets 2, 3 and 4. The Park includes Phase II which is
                      substantially as shown on Exhibit 3, Sheet 1 and the legal description of the Park is set forth on Exhibit 3, Sheet
                      4.
--------------------- ----------------------------------------------------------
Building:             32 Crosby Drive, Bedford, Massachusetts (Building Seven in
                      the Park). The Building is located in Phase II of the
                      Park.
--------------------- ----------------------------------------------------------
Premises:             An area on the first (1st) floor of the Building,
                      --------------------------------------------------
                      substantially as shown on Lease Plan, Exhibit 2.
                      ------------------------------------------------
--------------------- ----------------------------------------------------------
Art. 3.1              Specified Commencement Date: May 15, 2000
                                                   ------------
--------------------- ----------------------------------------------------------
Art. 3.2              Termination Date:            Five (5) years after the term
                                                   -----------------------------
                                                   Commencement Date
                                                   ------------------
--------------------- ----------------------------------------------------------
Art. 4                Final Plans Date:            March 15, 2000
                                                   --------------
--------------------- ----------------------------------------------------------

                               EXHIBIT 1, SHEET 2
                                 Building No. 7
                             CROSBY CORPORATE CENTER
                             Bedford, Massachusetts

                           Tenant: Vialog Corporation
                          Execution Date: March 3, 2000
--------------------------------------------------------------------------------
Art. 5                          Use of Premises:  General business offices,
                                                  -------------------------
                                                  assembly and manufacturing and
                                                  ------------------------------
                                                  research and development.
                                                  -------------------------

--------------------------------------------------------------------------------
Art. 6                          Yearly Rent:
--------------------------------------------------------------------------------
Lease Year1          Yearly Rent         Monthly Payment         Per Square Foot
--------------------------------------------------------------------------------
    1-3              $668,832.00           $55,736.00                   $24.00
--------------------------------------------------------------------------------
    4-5              $696,700.08           $55,058.34                   $25.00
--------------------------------------------------------------------------------
Art. 6.3                Total Rentable Area

                        Premises: 27,868 square feet
                                  ------
                        Building 7: 103,717 square feet
                                    -------
                        Phase II of the Park: 257,528 square feet
                                              -------
                        The Park: 594,129 square feet
                                  -------
--------------------------------------------------------------------------------
Art. 8                  Electricity: Electric current will be sub-metered
                        -------------------------------------------------
                        and paid for by Tenant in accordance with Article
                        -------------------------------------------------
                        8.1 of the Lease.
                        -----------------
--------------------------------------------------------------------------------
Art. 9                Operating and Tax Escalation:

                          Operating Expense Excess:

                          Tenant's Operating Cost Percentage:  26.8693%
                                                                --------

                          Operating Costs in the Base Year: The actual amount
                                                            -----------------
                                                            of Operating costs
                                                            ------------------
                                                            in calendar
                                                            -----------
                                                            Year 2000
                                                            ---------
                          Tax Excess:

                             Tenant's Tax Percentage: 10.8213%
                                                      -------

                             Tax Base: The actual amount of Taxes for
                                       ------------------------------
                                       fiscal/tax year 2001 (i.e. July 1, 2000 -
                                       -----------------------------------------
                                       June 30, 2001
                                       -------------
--------------------------------------------------------------------------------

-------------------

1 For purpose of this Lease, "Lease Year" shall be defined as any twelve-(12)-Month period during the term of the Lease Commencement Date or as of any anniversary of the Term Commencement Date.

                               EXHIBIT 1, SHEET 3
                                 Building No. 7
                             CROSBY CORPORATE CENTER
                             Bedford, Massachusetts

                           Tenant: Vialog Corporation
                          Execution Date: March 3, 2000

Art. 29.3       Broker:  Meredith & Grew, Inc.
                         ---------------------

LANDLORD;

EOP-CROSBY CORPORATE CENTER, L.L.C.

By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

      By: Equity Office Properties Trust, a Maryland real estate investment trust, its managing general partner
            By: /s/ THOMAS Q. BAKKE
               ---------------------
               (Name)(Title) THOMAS Q. BAKKE
                             VICE PRESIDENT

Date Signed: 3/3
            -----

TENANT;
VIALOG CORPORATION

By: /s/ John J. Dion
   -----------------
   (Name) John J. Dion
   (Title) Vice President-Finance & Treasurer
   Hereunto Duly Authorized

Dated Signed: 2/18/00
             --------

                                   EXHIBIT 2
                                   ---------
                                  LEASE PLAN
                                  ----------

      This Exhibit is attached to and made a part of the Lease dated as of     ,
2000, by and between EOP- Crosby Corporate Center, L.L.C. ("Landlord") and Vialog Corporation ("Tenant") for space in the Building located at Building 7, Crosby Corporate Center, Bedford, Massachusetts.

                    [Exhibit contains graphic of floor plan.]

                                    EXHIBIT 3
                                    ---------
                       PLAN AND LEGAL DESCRIPTION OF PARK
                       -----------------------------------

[Exhibit contains maps of Crosby Corporate Center Complex and legal description]

                                    EXHIBIT 4
                                    ---------
                            ENVIRONMENTAL DISCLOSURE
                            ------------------------

                       EXISTING SITE CONDITIONS -- PHASE I
                       -----------------------------------

Landlord represents to Tenant that, as of the Execution Date of the Lease, Landlord is aware of the site conditions disclosed in the following documentation:

      Draft Tank Removal Observation Reports prepared for Digital Equipment
            Corporation ("Digital") by GZA GeoEnvironmental, Inc. ("GZA") undated and unsigned.

      Release Categorization Form submitted by GZA on behalf of Digital to the Massachusetts Department of Environmental Protection ("DEP") undated and unsigned;

      Report on Preliminary Oil and Hazardous Material Site Evaluation dated
            August 18, 1992 prepared by Haley & Aldrich, Inc. for Rubin and Rudman;

      Draft Report dated May 26, 1992 from GZA to Digital, Re: Additional
            Environmental Study, Former Crosby Drive Facility unsigned;

      Letter dated February 3, 1993 to Digital from DEP captioned "BEDFORD -- 12
            CROSBY DRIVE, Former Digital Corp. Site, DEP Case #3-4264, NOTICE OF RESPONSIBILITY PURSUANT TO M.G.L. C.21E and Phase I Request";

      Preliminary Site Assessment Update and Limited Subsurface Investigation dated April 23, 1993 prepared by Rizzo Associates, Inc., for C & K Components, Inc.;

      Waiver Application Form, Preliminary Assessment Report, Interim Site
            Classification Form, and Phase I Limited Site Investigation, 12 Crosby Drive, Bedford, Massachusetts, DEP Site No. 3-4624, each prepared by GZA;

      Investigative Survey Report for Asbestos-Containing Materials, Bedford
            Research Park, 30 Crosby Drive, Bedford, MA 01730 dated October 7, 1992 prepared for Bedford Research Park Associates by H +GCL, Inc.;

      Regulatory File Review, Bedford Research Park, 30 Crosby Drive, Bedford,
            Massachusetts, dated April 12, 1994 prepared by Haley & Aldrich, Inc.; and

      Report on Oil and Hazardous Material Site Evaluation, Bedford Research
            Park, 12 to 30 Crosby Drive, Bedford, Massachusetts prepared by Haley & Aldrich, Inc. dated April 24, 1994, Revised May 2, 1994.

                      EXISTING SITE CONDITIONS -- PHASE II
                      ------------------------------------

      "TANK REMOVAL OBSERVATION, DIGITAL EQUIPMENT CORPORATION, CROSBY DRIVE,
            BEDFORD, MA," MARCH 1992.

      "ADDITIONAL ENVIRONMENTAL STUDY, FORMER CROSBY DRIVE FACILITY, BEDFORD,
            MA," DECEMBER 1992.

      "PHASE I LIMITED SITE INVESTIGATION, 12 CROSBY DRIVE, BEDFORD, MA DEP SITE
            NO. 3-4264," JULY 1993.

      "PHRASE II COMPREHENSIVE SITE ASSESSMENT SCOPE OF WORK, GASOLINE UST AREA,
            FORMER DIGITAL FACILITY, BEDFORD, MA DEP SITE NO. 3-4264, WAIVER SUBMITTAL," SEPTEMBER 1995.

"PHASE II COMPREHENSIVE SITE ASSESSMENT FORMER DIGITAL BEDFORD FACILITY,
      BEDFORD, MA RELEASE TRACKING NUMBER 3-4264, WAIVER SUBMITTAL," APRIL 1996.

                                    EXHIBIT 5
                                    ---------
                                BUILDING SERVICES
                                -----------------

A.    General Cleaning (Monday through Friday)

      1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept nightly, using approved dust-down preparation.

      2. All wood, linoleum, vinyl-asbestos, vinyl and other similar types of floors to be swept or dry mopped nightly, using dust-down preparation; all carpeting and rugs in the main traffic areas (corridors, reception areas, etc.) to be vacuumed nightly and all other carpeted areas to be vacuumed at least once each week.

      3.    Wax all public areas monthly.

      4.    Hand dust all furniture, files and fixtures nightly.

      5. Empty all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to a designated area.

      6.    Empty and clean all ash trays and screen all sand urns nightly.

      7. Wash and clean all water fountains and coolers nightly. Sinks and floors adjacent to sinks to be washed nightly.

      8. Hand dust all door and other ventilating louvers within reach, as necessary, but not less often than monthly.

      9.    Dust all telephones as necessary.

      10. Keep lockers and janitor sink rooms in a neat, orderly condition at all times.

      11.   Wipe clean all bright metal work as necessary.

      12. Check all stairwells throughout entire building nightly and keep in clean condition.

      13. Metal doors and trim of all public elevator cars to be properly maintained and kept clean.

B.    Common Area Lavatories

      1. Sweep and wash all lavatory floors nightly, using proper non-scented disinfectants.

      2. Clean all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly. Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

      3. Police lavatories during the day with matron or porter to pick up waste and replenish materials.

      4.    Wash all toilet seats nightly.

      5.    Fill toilet tissue holders nightly.

      6.    Empty paper towel receptacles nightly.

      7.    Empty sanitary disposal receptacles nightly.

      8.    Thoroughly clean all wall tile and stall surfaces as necessary.

C.    High Dusting

      Do all high dusting (not reached in nightly cleaning) quarterly which includes the following:

      1. Dust all pictures, frames, charts, graphs, and similar wall hangings.

      2. Dust exposed pipes, ventilation and air conditioning louvers, ducts and high moldings.

D.    Window Cleaning

      1. All exterior windows (except for any retail/commercial areas) from the second floor and above will be cleaned inside and outside except when cleaning is rendered impracticable by inclement weather.

      2. Entrance doors and elevator lobby glass to be cleaned daily and kept in a clean condition at all times during the day.

      3. Wipe down all metal window frames as necessary but not less often than monthly.

E.    Building Lobbies

      1. Floors to be swept and washed or vacuumed nightly, and machine scrubbed according to Building Standard frequency.

      2.    Carpeting in passenger elevator cabs to be vacuum cleaned nightly.

      3. Lobby walls to be dusted as often as necessary, but not less than weekly.

      4.    Screen and clean sand urns nightly.

      5. Clean all unpainted metal work in a manner appropriate to original finish.

F.    Porters

      Necessary number of day porters under supervision will be assigned for the following services:

      1. Service all public and building operating space throughout the Building.

      2.    Keep elevator cars clean and neat during the day.

      3. Maintain lobbies clean and, during wet weather, mopped dry to the extent practicable.

      4. Dust and rub down all elevator doors, frames, telephone booths and directories daily.

      5.    Sweep sidewalks, ramps, etc. daily.

      6.    Clean roofs and setbacks as often as necessary.

      7.    Maintain firehose and equipment clean.

      8.    Lay and remove lobby runners as necessary.

      9.    Replenish toilet tissue, towels and other supplies in lavatories.

      10. Maintain fan rooms, motor rooms and air conditioning rooms in clean condition.

      11.   Check stairways and keep same neat and clean during the day.

      12. Clean exterior columns, exterior signs and metal work, standpipe and sprinkler system, walkways and stairs as necessary.

      13. If directed by superintendent, fill towel and soap dispensers and perform any emergency cleaning required.

                                    EXHIBIT 6
                             SAMPLE LETTER OF CREDIT
                            ------------------------
                         [Name of Financial Institution]

                                                  Irrevocable Standby
                                                  Letter of Credit
                                                  No. ______________________
                                                  Issuance Date:_____________
                                                  Expiration Date:____________
                                                  Applicant:  Vialog Corporation



Beneficiary
-----------

EOP-Crosby Corporate Center, L.L.C.
1111  19th Street, N.W.
Washington, D.C.  20036

Ladies/Gentlemen:

      We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.    An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between EOP-Crosby Corporate Center, L.L.C., as landlord, and Vialog Corporation, as tenant."

      It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Vice President-Corporate Operations. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

      This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

      We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

      All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at
______________________________ to the attention of
__________________________________.

                                                   Very truly yours,

                                                   ----------------------

                                                          [name]
                                                   --------------------

                                                          [title}

                                      RIDER
                                      -----

      This Rider is attached to and made a part of the Lease and is entered into
as of the day of   , 2000 by and between EOP-CROSBY CORPORATE CENTER, L.L.C., a
Delaware limited liability company ("Landlord") and VIALOG CORPORATION, a Massachusetts corporation ("Tenant") for space in the Building located at 32 Crosby Drive, Bedford, Massachusetts (Building Seven in the Park).

1.    TENANT'S OPTION TO EXTEND THE TERM OF THE LEASE
      -----------------------------------------------

      A. Tenant, provided it is not in default and has not sublet more than 25% of the Premises or assigned this Lease, shall have the right to extend the term of the Lease for one additional period of five (5) years commencing on the day following the expiration of the initial term of the Lease ("Termination Date") and ending on the fifth (5th) anniversary of the Termination Date (the "Renewal Term"). Such option to extend the term of the Lease shall be exercised by providing written notice ("Exercise Notice") to Landlord on or before the date nine (9) months prior to the Termination Date of the initial term of the Lease.

      B. The Yearly Rent during the Renewal Term shall equal the prevailing market rate for such space as determined in Landlord's reasonable judgment. Within 30 days after receipt of Tenant's Exercise Notice, Landlord shall advise Tenant of Landlord's designation of the Yearly Rent during the Renewal Term. Tenant shall have the right, by written notice ("Arbitration Notice") given to Landlord within 15 days after the date on which Landlord advises Tenant of Landlord's designation, to submit such designation to appraisal in accordance with the procedures set forth in Subparagraph E of this Paragraph 1. If Tenant fails timely to give Landlord an Arbitration Notice, then Landlord's designation of the applicable Yearly Rent for the Renewal Term shall be final and binding on Landlord and Tenant.

      C. Tenant shall pay Operating Expense Excess and Tax Excess during the Renewal Term in accordance with the terms of this Lease.

      D. If Tenant is entitled to and properly exercises the renewal option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Yearly Rent, term of Lease, Termination Date and other appropriate terms. The Renewal Amendment shall be:

      1.    sent to Tenant within 60 days after receipt of the Renewal Notice;
            and

      2. executed by Tenant and returned to Landlord within 15 days of receipt thereof.

      E. If Tenant provides Landlord with an Arbitration Notice, each party shall, at its own expense, select and retain an appraiser, with the qualifications set forth below and notify the other party of its selection within ten (10) days after Landlord's receipt of the Arbitration Notice. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least three (3) years experience within the previous ten (10) years as a real estate appraiser working in the Bedford, Massachusetts area, with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Within thirty (30) days after Landlord's receipt of the Arbitration Notice, each appraiser shall determine the prevailing market rate and shall notify the other appraiser and both parties of such appraiser's determination. In the event only one party selects an appraiser and notifies the other party of its selection during the ten (10) day period specified above, and such party's appraiser gives such notice within the thirty
(30) day period, or in the event an appraiser duly selected by one party fails to give such notice within the thirty (30) day period, then the determination of the prevailing market rate made by the selected appraiser who gave such notice shall be deemed to be the prevailing market rate. If the determination of the appraisers are within five percent (5%) of each other, the prevailing market rate shall be the average of the two (2) determinations. If both appraisers notify each other and both of the parties of their respective determination of the prevailing market rate within the thirty (30) day period, and their determinations do not agree within five percent (5%) on the prevailing market rate, then within fifteen (15) days after both appraisers notify both parties of their respective determination of the prevailing market rate, each party will cause the appraiser selected by it to confer with the other appraiser and the two (2) appraisers shall select a third appraiser (the "Third Appraiser") having the qualifications set forth above. In the event the appraisers selected by Landlord and Tenant cannot agree upon the Third Appraiser within such fifteen
(15) day period, each party will, within ten (10) days thereafter, cause the appraiser selected by it to supply the name of one (1) appraiser having the qualifications as set forth above, and a representative of Landlord, with a representative of Tenant present, shall make a blind draw of one (1) name of the two (2) provided who shall serve as the Third Appraiser. In the event only one of the appraisers supplies the name of a prospective third appraiser during such ten (10) day period, the appraiser named by such appraiser shall be the Third Appraiser. Within twenty (20) days from the date of his appointment, the Third Appraiser shall make his determination of the prevailing market rate for the Renewal Term and will submit a written determination thereof to both parties and both appraisers. Within a fifteen (15) day period after delivery of the Third Appraiser's determination of the prevailing market rate, the three (3) appraisers shall confer and attempt to reach agreement as to the prevailing market rate. In the event the three (3) appraisers cannot within the fifteen
(15) day conference period reach a determination of the prevailing market rate, then the determination of any two (2) of the three (3) appraisers shall be deemed to be the prevailing market rate for the Renewal Term. If the Third Appraiser fails to make his determination within the twenty (20) day period, or if two (2) appraisers cannot agree within the fifteen (15) day conference period, the parties shall repeat the selection procedure hereinabove described and shall thereby choose a new Third Appraiser. If the Third Appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the Third Appraiser and of any experts retained by the Third Appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the prevailing market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Yearly Rent upon the terms and conditions in effect for initial Premises until such time as the prevailing market rate has been determined. Upon such determination, the Yearly Rent shall be retroactively adjusted to the commencement of the Renewal Term. If such adjustment results in an underpayment of Yearly Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Yearly Rent by Tenant, Landlord shall credit such overpayment against the next installment of Yearly Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent.

2.    SECURITY DEPOSIT
      ----------------

      A. A Security Deposit in the amount of $350,000.00 shall be delivered to Landlord upon execution of this Lease by Tenant and shall be held by Landlord without liability for interest (except as required by law) and as security for the performance of Tenant's obligations under this Lease. The Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearage of Rent, to repair damages to the Premises, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to use all or a portion of the Security Deposit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so used shall, at Landlord's election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security Deposit, the balance of the Security Deposit remaining after any such application shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in this Lease has been assigned, Landlord shall, provided that Landlord has been furnished with a fully executed copy of the agreement assigning such Security Deposit, return the Security Deposit to such assignee in accordance with the terms and conditions hereof. If Landlord returns the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to any party with respect thereto. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

      B. All or part of the Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be issued on the form attached hereto as Exhibit 6, attached hereto and incorporated by reference herein; (b) name the Landlord as its beneficiary;
(c) be drawn on an FDIC insured financial institution satisfactory to the Landlord; and (d) expire no earlier than sixty (60) days after the Termination Date of this Lease.

      C. Notwithstanding anything herein to the contrary, provided that (i) Tenant is not in default under this Lease as of the effective date of the reduction of the Security Deposit or as of the date Landlord is required to return such portion of the Security Deposit and (ii) Tenant submits to Landlord, at least 30 days prior to the Effective Reduction Date, as hereinafter defined, audited financial statements indicating to Landlord's reasonable satisfaction that the 12 month period immediately preceding the Effective Reduction Date were profitable, as determined in accordance with generally accepted accounting principles, Tenant shall have the right to reduce the amount of the Security Deposit to $150,000.00 effective as of the third (3rd) anniversary of the Term Commencement Date ("Effective Reduction Date"). If Tenant is entitled to a reduction in the Security Deposit, Tenant shall have the right to provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the "Reduction Notice"). If Tenant provides Landlord with a Reduction Notice, Landlord shall refund the applicable portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of (i) Landlord's receipt of the Reduction Notice, or (ii) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above.

3.    ANTENNA AREA
      ------------

      Tenant shall have the right to use the Antenna Area, as hereinafter defined, to install a satellite dish and/or antenna (collectively, the "Antenna") for a period commencing as of the date that Tenant installs the Antenna, as hereinafter defined, in the Antenna Area ("Commencement Date in respect of the Antenna Area") and terminating as of the expiration or earlier termination of the Term of the Lease. The "Antenna Area" shall be an area on the roof of the Building in a location to be designated by Landlord. Tenant shall be permitted to use the Antenna Area solely for one (1) Antenna installed in accordance with specifications approved by Landlord in advance utilizing a frequency or frequencies and transmission power identified in such approved specifications and no other frequencies or transmission power shall be used by Tenant without Landlord's prior written consent. Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building. The Antenna and any replacement shall be subject to Landlord's approval. Tenant's use of the Antenna Area shall be upon all of the conditions of the Lease, except as follows:

      A. Tenant shall have no obligation to pay Yearly Rent, Operating Expense Excess or Tax Excess in respect of the Antenna Area.

      B. Landlord shall have no obligation to provide any services to the Antenna Area.

      C. Tenant shall have no right to make any changes, alterations, signs, decoration or other improvements (which changes, alterations, signs, decoration or other improvements, together with the Antenna, are hereby collectively referred to as "Rooftop Installations") to the Antenna Area or to the Antenna without Landlord's prior written consent.

      D. Landlord shall provide Tenant with 24-hour access to the Antenna Area, subject to Landlord's reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord's reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Antenna Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Antenna Area. Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Rooftop Installations to be installed and evidence of Landlord's approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Antenna Area.

      E. At the expiration or prior termination of Tenant's right to use the Antenna Area, Tenant shall remove all Rooftop Installations (including, without limitation, the Antenna) from the Antenna Area.

      F. Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any Rooftop Installations.

      G. Tenant shall have no right to sublet the Antenna Area, except in connection with a sublease permitted hereunder or otherwise approved by Landlord in accordance with the terms hereof.

      H. No person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building or the Park) shall have the right to benefit from the services provided by the Antenna other than Tenant.

      I. In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, to the extent reasonably required, at Tenant's cost, remove the Antenna until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant's use of the Antenna in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant's use of the Antenna.

      J. Any services required by Tenant in connection with Tenant's use of the Antenna Area or the Antenna shall be installed by Tenant, at Tenant's expense, subject to Landlord's prior approval.

      K. To the maximum extent permitted by law, all Rooftop Installations in the Antenna Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Rooftop Installations are damaged for any reason, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or contractors.

      L. Tenant shall take the Antenna Area "as-is", in the condition in which the Antenna Area is in as of the Commencement Date in respect of the Antenna Area.

      M. Tenant shall comply with all applicable laws, ordinances and regulations in Tenant's use of the Antenna Area and the Antenna.

      N. Landlord shall have the right, upon sixty (60) days notice to Tenant, to require Tenant to relocate the Antenna Area to another area ("Relocated Rooftop Area") on the roof of the Building suitable for the use of the Rooftop Installations. In such event, Tenant shall, at Landlord's cost and expense, on or before the sixtieth (60th) day after Landlord gives such notice, relocate all of its Rooftop Installations from the Antenna Area to the Relocation Rooftop Area.

      O. In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Rooftop Installations in any portion of the Antenna Area until (x) Tenant shall have obtained Landlord's prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant's plans and specifications for the placement and installation of the Rooftop Installations in the Antenna Area, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Rooftop Installations. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant's plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant's intended placement or method of installation or operation of the Rooftop Installations (i) may subject other licensees, tenants or occupants of the Building or the Complex, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Rooftop Installations, if any, (iii) does not complement (in Landlord's sole judgment, which shall not, however, require Tenant to incur unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Rooftop Installations.

      P. In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Antenna Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend and hold Landlord and its agents, contractors and employees harmless from and against any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation or other entity arising from Tenant's use of the Antenna and/or the Antenna Area.

      Q. Landlord shall have the right to designate or identify the Rooftop Installations with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Rooftop Installations.

      R. If Tenant installs any additional equipment in the Antenna Area other than the one (1) Antenna ("Additional Installation"), Tenant shall pay to Landlord, in the same manner as Base Rent is paid under the Lease, a monthly fee of $200.00 per Additional Installation.

4.    GENERATOR AREA

      Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, an area in an area outside of the Building adjacent to the loading dock, as designated by Landlord ("Generator Area") for an emergency generator ("Generator") for a term commencing as of the Term Commencement Date in respect of the Premises demised to Tenant under the Lease and terminating as of the Termination Date. Said demise of the Generator Area shall be upon all of the same terms and conditions of the Lease, except as set forth in this Paragraph 4. Tenant shall not install or operate the Generator until Tenant has installed a concrete pad in the Generator Area, which work shall be subject to Landlord's prior written consent, not to be unreasonably withheld or delayed, and obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation of the Generator. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in the installation, maintenance and operation of the Generator. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator, and the Generator and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant in the Premises.

      A. Tenant shall have no obligation to pay Yearly Rent, Tax Excess or Operating Expense Excess in respect of the Generator Area.

      B. Landlord shall have no obligation to provide any services including, without limitation, electric current, to the Generator Area.

      C. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements (collectively
      "Installations") to the Generator Area without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

      D. The Generator and any Installations may be removed by Tenant at any time and shall be removed by Tenant at the expiration or earlier termination of the term of the Lease, provided that Tenant has paid for the Generator and Installations and provided further that Tenant repairs any damage to the Building or the Property caused by the installation or removal of the Generator and/or Installations. In addition, if so directed by Landlord, Tenant shall, at the expiration or earlier termination of the term of the Lease, remove the concrete pad and restore the land to the condition in which it was in prior to the installation of the concrete pad.

      E. Tenant shall be responsible for the cost of repairing any damage to the Building caused by the installation of the Generator and/or any Installations.

      F. Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder.

      G. To the maximum extent permitted by law, the Generator and all Installations in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Generator or any Installations are damaged for any reason.

      H. Tenant shall take the Generator Area "as-is" in the condition in which the Generator Area is in as of the Term Commencement Date, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant's use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator.

      I. In addition to and without limiting Tenant's obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention laws, ordinances and regulations in Tenant's use of the Generator Area.

      J. In addition to and without limiting Tenant's obligations under the Lease, Tenant covenants and agrees that the installation and use of the Generator and Installations shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Generator and/or the Installations shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

      K. Tenant shall, at Tenant's sole cost and expense, repair and maintain the Generator and Installations.

      L. In addition to and without limiting the insurance provisions of the Lease, Tenant shall procure, keep in force and pay for Commercial General Liability Insurance in respect of the Generator Area of not less than Two Million ($2,000,000.00) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence and such insurance shall name Landlord as an additional insured party. Notwithstanding anything to the contrary herein contained, the provisions of Articles 15.1 and 15.2 of the Lease, except to the extent inconsistent with this Paragraph 4, shall apply to the Generator Area.

      M. In addition to and without limiting the indemnification provisions set forth in the Lease, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord harmless from any and all claims, losses, demands, actions, or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant's use of the Generator Area.

      N. Notwithstanding anything to the contrary herein or in the Lease contained, in the event that at any time during the term of the Lease in respect of the Generator Area, Landlord determines, in its bona fide business judgment, that the Generator and/or any Installations interfere with the operation of the Building or the operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cease any further operation of the Generator. From and after such notice from Landlord, Tenant shall have no further right to operate the Generator unless and until Tenant shall have redesigned and modified the Generator and/or Installations in a manner approved by Landlord, which approval shall not be unreasonably withheld, provided however, that Landlord's approval of such redesign and modification shall constitute the mere permission of Tenant to operate the Generator, which permission shall in no event be construed to abrogate or diminish Landlord's rights or Tenant's obligations under this Paragraph 4. Notwithstanding the foregoing, Landlord shall not require Tenant to cease further operation of the Generator pursuant to this Subparagraph N during any period of time when Tenant is using the Generator as an emergency backup source at the Premises.